UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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BAXANO SURGICAL, INC.

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 17, 2014

TO OUR STOCKHOLDERS:

You are cordially invited to the 2014 Annual Meeting of Stockholders of Baxano Surgical, Inc., a Delaware corporation. The 2014 Annual Meeting of Stockholders will be held on Thursday, April 17, 2014 at 10:00 a.m., local time, at 200 Horizon Drive, Suite 115, Raleigh, North Carolina 27615 for the following purposes:

1.	To elect three Class I directors to serve for a term of three years expiring upon the 2017 annual meeting of stockholders or until their successors are elected and duly qualified;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;
3.	To approve an amendment to our Fifth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000;
4.	To approve our March 2014 offering of securities;
5.	To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers; and
6.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only our stockholders of record at the close of business on March 10, 2014 are entitled to notice of, and to vote at, the 2014 Annual Meeting of Stockholders.

All stockholders are cordially invited to attend the 2014 Annual Meeting of Stockholders in person. Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your proxy card to vote by one of the following methods: (1) over the Internet, by accessing the website address printed on your proxy card; or (2) by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy or voted by Internet.

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Ken Reali Ken Reali President and Chief Executive Officer

Raleigh, North Carolina
March 24, 2014

PROXY STATEMENT FOR THE 2014
ANNUAL MEETING OF STOCKHOLDERS
APRIL 17, 2014

ABOUT THE 2014 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The Board of Directors of Baxano Surgical, Inc., which we refer to as “the Company,” “we,” “us,” or “our,” is asking for your proxy for use at the Company’s 2014 Annual Meeting of Stockholders, or the Annual Meeting, to be held on April 17, 2014 at 10:00 a.m., local time, or at any postponements or adjournments thereof, at 200 Horizon Drive, Suite 115, Raleigh, North Carolina 27615.

Important Notice Regarding the Availability of Proxy Materials for
Annual Meeting of Stockholders to Be Held on Thursday, April 17, 2014:

The Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy, our annual report on Form 10-K for the fiscal year ended December 31, 2013, or our Annual Report, and directions to attend the Annual Meeting where you may vote in person are also available on the Internet at www.ir.baxanosurgical.com/proxy.cfm. Information included on our Website, other than these materials, is not part of the proxy soliciting materials.

QUESTIONS AND ANSWERS ABOUT
THE 2014 ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please contact our Corporate Secretary using the contact information provided in this Proxy Statement.

Q:	What is the purpose of the Annual Meeting?
A:	At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and any other matters that properly come before the Annual Meeting.
Q:	When and where will the Annual Meeting be held?
A:	You are invited to attend the Annual Meeting on April 17, 2014 beginning at 10:00 a.m., local time. The Annual Meeting will be held at 200 Horizon Drive, Suite 115, Raleigh, North Carolina 27615.
Q:	Why did I receive these proxy materials?
A:	We are providing these proxy materials in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting, and at any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card and our Annual Report are being mailed to all stockholders entitled to vote at the Annual Meeting on or about March 28, 2014.

This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting in person to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement. Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting and to minimize the cost of proxy solicitation.

Q:	What am I being asked to vote upon at the Annual Meeting?
A:	At the Annual Meeting, you will be asked to:
•	Elect three Class I directors to serve for a term of three years expiring upon the 2017 annual meeting of stockholders or until their successors are elected and duly qualified (Proposal No. 1);
•	Ratify the appointment of PricewaterhouseCoopers LLP, who we refer to as PricewaterhouseCoopers, as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal No. 2);
•	Approve an amendment to our Fifth Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000 (Proposal No. 3);
•	Approve our March 2014 offering of securities (Proposal No. 4);
•	Approve, on a non-binding advisory basis, the compensation paid to our named executive officers (Proposal No. 5); and
•	Act upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.
Q:	How does the Board of Directors recommend that I vote on the proposals?
A:	The Board of Directors recommends that you vote each of your shares “FOR” each of the three Class I director nominees, “FOR” the ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2014, “FOR” the approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 75,000,000 to 150,000,000, “FOR” the approval of our March 2014 offering of securities, and “FOR” the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers.
Q:	What are the voting requirements to approve the proposals?
A:	The voting requirements to approve each of the proposals to be voted upon at the Annual Meeting are as follows:
•	Election of Directors (Proposal No. 1) — Directors are elected by a plurality of votes cast, so the three director nominees who receive the most votes will be elected, assuming that a quorum is present. Abstentions and broker non-votes will not be taken into account in determining the election of directors. Under the rules applicable to brokers, they do not possess discretionary authority to vote shares with respect to the election of directors. Accordingly, to the extent brokers do not receive voting instructions from beneficial owners, broker non-votes will result for this item and will not be counted for any purpose in determining whether this proposal has been approved. Please see “What happens if I do not vote?” below for a discussion of “broker non-votes.”
•	Ratification of Appointment of Accounting Firm (Proposal No. 2) — Ratification of our appointment of PricewaterhouseCoopers will require the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter, assuming that a quorum is present. Abstentions will have the same effect as votes against the proposal. Because the ratification of the independent registered public accounting firm is a discretionary matter on which brokers have the discretion to vote, broker non-votes will not result for this item.
•	Approval of Amendment to our Certificate of Incorporation (Proposal No. 3) — Approval of the amendment to our Certificate of Incorporation will require the affirmative vote of a majority of our shares outstanding as of the Record Date (as defined below). Abstentions and broker non-votes will have the same effect as votes against the proposal. As described below under “Proposal No. 3 — Voting Agreements,” in connection with our March 2014 offering of securities, holders of approximately 26.1% of the outstanding shares of our common stock as of the Record Date (as defined below) have agreed to vote in favor of Proposal No. 3.
•	Approval of March 2014 Offering of Securities (Proposal No. 4) — Approval of our March 2014 offering of securities will require the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter, assuming that a quorum is present. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved. As described below under “Proposal No. 3 — Voting Agreements,” in connection with our March 2014 offering of securities, holders of approximately 26.1% of the outstanding shares of our common stock as of the Record Date have agreed to vote in favor of Proposal No. 4.
•	Approval of Executive Compensation (Proposal No. 5) — Approval of the non-binding advisory resolution regarding the compensation of our named executive officers will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, assuming that a quorum is present. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.
Q:	What happens if I do not vote?
A:	The following is a brief explanation of the effect that a decision not to vote shares will have on the proposals at the Annual Meeting:
•	Abstentions: You may withhold authority to vote for one or more nominees for director and may abstain from voting on one or more of the other matters to be voted on at the Annual Meeting. Shares for which authority is withheld or that a stockholder abstains from voting will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Shares for which authority is withheld will have no effect on the voting for the election of directors. Shares that a stockholder abstains from voting will be included in the total number of votes cast on the particular matter, and will have the same effect as a vote “AGAINST” Proposal No. 2, Proposal No. 3, Proposal No. 4, and Proposal No. 5.
•	Broker Non-Votes: “Broker non-votes” are shares held by a broker, dealer, bank or other nominee (each, a “nominee”) that are represented at the Annual Meeting, but with respect to which the nominee holding those shares (i) has not received instructions from the beneficial owner of the shares to vote on the particular proposal and (ii) does not have discretionary voting power with respect to the particular proposal. Whether a nominee has authority to vote shares that it holds is determined by the rules of the New York Stock Exchange that govern most domestic brokerage firms. Nominees holding shares of record for beneficial owners generally are entitled to exercise their discretion to vote on Proposal No. 2, but do not have the discretion to vote on Proposal No. 1, Proposal No. 3, Proposal No. 4, or Proposal No. 5 unless they receive instructions from the beneficial owners of the shares. Please see “ Who can vote at the Annual Meeting?” below for a discussion of beneficial ownership. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting, but will not be counted for purposes of determining the number of shares represented and voting with respect to a proposal.
Q:	Who can vote at the Annual Meeting?
A:	Only our stockholders of record at the close of business on March 10, 2014, which we refer to as the Record Date, will be entitled to vote at the Annual Meeting. As of the Record Date, approximately 47,166,064 shares of our common stock were issued and outstanding and held of record by approximately 140 stockholders. Each share of common stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by our stockholders at the Annual Meeting. Stockholders will not be entitled to cumulate their votes in the election of directors.
•	Holders of Record: If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a “holder of record.” As a “holder of record,” you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares using one of the voting methods described in this Proxy Statement.
•	Beneficial Owners: If, on the Record Date, your shares were held in an account with a nominee, then you are the “beneficial owner” of shares held in “street name” and this Proxy Statement is being forwarded to you by that nominee. The nominee holding your account is considered the “holder of record” for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the “holder of record,” you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your nominee. Please contact your nominee directly for additional information.
Q:	What is the quorum requirement for the Annual Meeting?
A:	The presence at the Annual Meeting, in person or represented by proxy, of holders of a majority of the outstanding shares of our common stock outstanding as of the Record Date will constitute a quorum at the Annual Meeting. We will treat shares of common stock represented by a properly voted proxy, including abstentions and broker non-votes, as present at the Annual Meeting for the purposes of determining the existence of a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.
Q:	How can I vote my shares?
A:	The voting methods available for holders of record and beneficial owners are described in greater detail below. Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Ken Reali and Tim Shannon, the designated proxyholders, are members of the Company’s management.

•	Vote by Internet. If you are a beneficial owner of shares held in “street name,” you may vote by proxy over the Internet by following the instructions provided in the enclosed proxy card. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 16, 2014. If you received a proxy card and vote over the Internet, you need not return your proxy card.
•	Vote by Mail. You can vote by mail pursuant to the instructions provided on the proxy card. In order to be effective, completed proxy cards must be received by 12:00 p.m. Eastern Time on April 16, 2014. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the business reply envelope provided with this Proxy Statement.
•	Vote at the Annual Meeting. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If you hold shares beneficially in “street name,” you must obtain a proxy, executed in your favor by your nominee to be able to vote at the Annual Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.
Q:	How may I attend the Annual Meeting?
A:	You are entitled to attend the Annual Meeting only if you were a stockholder as of the Record Date or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. You should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license. If your shares are held in “street name,” you also will need proof of ownership as of the Record Date to be admitted to the Annual Meeting, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your nominee, or similar evidence of ownership. Please note that for security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. If you do not comply with each of the foregoing requirements, you will not be admitted to the Annual Meeting.
Q:	What can I do if I change my mind after I vote my shares?
A:	You may change your vote at any time before your proxy is voted at the Annual Meeting by (i) providing written notice of revocation of your proxy to our Corporate Secretary at our corporate headquarters located at 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615, (ii) executing a subsequent proxy using any of the applicable voting methods discussed above, or (iii) attending the Annual Meeting and voting in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy. If you have instructed your nominee to vote your shares, you must follow directions received from your nominee to change those instructions. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy.
Q:	Could other matters be decided at the Annual Meeting?
A:	As of the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if any other matters are presented for consideration at the Annual Meeting including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of one or more of the proposals, the persons named as proxyholders and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.
Q:	Who is paying for the cost of this proxy solicitation?
A:	The cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, e-mail, or facsimile.

Q:	How can stockholders nominate a candidate for election as a director or propose other actions for consideration at an annual meeting of stockholders?
A:	SEC rules and our Amended and Restated Bylaws, or our Bylaws, require that a stockholder provide us with timely advance written notice when seeking to nominate a candidate for election as a director or to propose other actions for consideration at an annual meeting of stockholders. To be timely, a stockholder’s notice must comply with the following:
•	Inclusion of Proposals in our Proxy Statement and Proxy Card under the SEC’s Rules. In order to include information with respect to a stockholder proposal in our proxy statement and form of proxy for a stockholders’ meeting, stockholders must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and any other applicable rules established by the SEC. Under Rule 14a-8, a stockholder’s proposal must be received at our principal executive offices not less than 120 calendar days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting. Thus, in order for a stockholder’s proposal to be considered for inclusion in our proxy statement and proxy card for the 2015 annual meeting, the proposal must be received at our corporate offices on or before November 28, 2014, unless the date of our 2014 annual meeting is more than 30 days before or after April 17, 2015, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.
•	Bylaw Requirements for Stockholder Submission of Nominations and Proposals. A stockholder recommendation for nomination of a person for election to our Board of Directors or a proposal for consideration at our 2015 annual meeting must be submitted in accordance with the advance notice procedures and other requirements set forth in Article II of our Bylaws. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy pursuant to the SEC’s rules. Compliance with our bylaw requirements will entitle the proposing stockholder only to present such nominations or proposals before the stockholder meeting, not to have the nominations or proposals included in our proxy statement or proxy card. Any such nomination or proposal may be made only by persons who are stockholders of record on the date on which such notice is given and on the record date for determination of stockholders entitled to vote at that meeting. In addition, no such nomination or proposal may be brought before an annual meeting by a stockholder unless that stockholder has given timely written notice in proper form of such nomination or proposal to our Corporate Secretary, as more particularly set forth in Article II of our Bylaws. Any stockholder desiring to submit a nomination or proposal for action at our 2015 annual meeting of stockholders should deliver the proposal to our Corporate Secretary at our corporate office at Baxano Surgical, Inc., 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615 no earlier than December 18, 2014 and no later than January 17, 2015, in order to be presented at the 2015 annual meeting of stockholders, unless our 2015 annual meeting of stockholders occurs before March 18, 2015 or after May 17, 2015, in which case, such proposal should be delivered no later than the tenth day following the date on which notice of the date of the 2015 annual meeting of stockholders is mailed or public disclosure of the date of the meeting is made, whichever occurs first. The full text of the bylaw provisions referred to above (which also set forth requirements and limitations as to stockholder nominations or proposals to be considered at any special meeting) may be obtained by contacting our Corporate Secretary at the address set forth above.
Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:	We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and other fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of this Proxy Statement and the

Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, please write or call us at the following address and telephone number:

Baxano Surgical, Inc.
Attn: Corporate Secretary
110 Horizon Drive, Suite 230
Raleigh, NC 27615
(919) 800-0020 (telephone)

Stockholders sharing an address and currently receiving a single copy may contact the Corporate Secretary as described above to request that multiple copies be delivered in future years. Stockholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Corporate Secretary as described above. Stockholders who hold shares in “street name” may contact their nominee to request information about householding.

Q:	Where can I find voting results of the Annual Meeting?
A:	We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known.
Q:	Whom should I contact with other questions?
A:	If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this Proxy Statement, please contact us by either writing to Baxano Surgical, Inc. at our principal executive offices located at 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615, Attention: Corporate Secretary, by calling us at (919) 800-0020, or by e-mailing us at corporatesecretary@baxsurg.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 10, 2014, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of the named executive officers and (iv) all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Shares Beneficially Owned(2)
5% Stockholders
Prospect Venture Partners III, L.P.(3)	5,340,616	11.3%
Delphi Ventures and Affiliated Entities(4)	4,692,695	9.9%
Three Arch Partners and Affiliated Entities(5)	3,687,896	7.8%
CMEA Ventures VII, L.P.(6)	3,409,607	7.2%
James Shapiro(7)	3,122,034	6.6%
Advanced Technology Ventures and Affiliated Entities(8)	3,087,906	6.5%
Named Executive Officers and Directors
Russell Hirsch(9)	5,340,616	11.3%
James Shapiro(7)	3,122,034	6.6%
Ken Reali(10)	580,601	1.2%
Paul LaViolette(11)	248,221	*
David Simpson(12)	162,500	*
Frederic Feiler(13)	143,424	*
Mark Stautberg(14)	46,293	*
Jeffrey Fischgrund(15)	36,589	*
Stephanie Fitts(16)	29,584	*
Roderick Young	0	*
All Executive Officers and Directors as a Group (16 persons)(17)	10,060,046	20.8%

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each stockholder is c/o Baxano Surgical, Inc., 110 Horizon Drive, Suite 230, Raleigh, NC 27615.
(2)	This table is based upon information supplied by our officers and directors, and with respect to principal stockholders, Schedules 13D, 13G and 13G/A, as well as Forms 4, filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 47,166,064 shares of common stock outstanding as of March 10, 2014. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 10, 2014, are deemed outstanding for computing the ownership percentage of the person holding such options, but are not deemed outstanding for computing the ownership percentage of any other person. Except as otherwise noted, we believe that each of the stockholders named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.
(3)	Based on information set forth in a Schedule 13D filed with the SEC on June 10, 2013. Prospect Management Co. III, L.L.C. (“PMC III”) serves as the sole general partner of Prospect Venture Partners III, L.P. (“PVP III”). David Schnell and Russell C. Hirsch are managing directors of PMC III and share voting and dispositive power over the shares held by PVP III. The address for each of the foregoing entities and individuals is 435 Tasso Street, Suite 200, Palo Alto, CA 94301.
(4)	Based on information set forth in a Schedule 13G/A filed with the SEC on February 7, 2014. Consists of (i) 2,236,272 shares held by Delphi Ventures VI, L.P. (“DV VI”), (ii) 22,362 shares held by Delphi BioInvestments VI, L.P. (“DBI VI”), (iii) 2,410,523 shares held by Delphi Ventures VIII, L.P. (“DV VIII”), and (iv) 23,538 shares held by Delphi BioInvestments VIII, L.P. (“DBI VIII”). Delphi Management Partners VI, L.L.C. is the general partner of each of DV VI and DBI VI and may be deemed to have sole voting and dispositive power with respect to the shares owned by DV VI and

DBI VI. Delphi Management Partners VIII, L.L.C. is the general partner of each of DV VIII and DBI VIII and may be deemed to have sole voting and dispositive power with respect to the shares owned by DV VIII and DBI VIII. The managing members of each of Delphi Management Partners VI, L.L.C. and Delphi Management Partners VIII, L.L.C. are James J. Bochnowski, David L. Douglass, Douglas A. Roeder, John F. Maroney and Deepika R. Pakianathan (collectively, the “Delphi Managing Members”). The Delphi Managing Members may be deemed to have shared voting and dispositive power with respect to each of the shares listed above. The address for each of the foregoing entities and individuals is 3000 Sand Hill Road, Building 1, Suite 135, Menlo Park, CA 94025.
(5)	Based on information set forth in a Schedule 13D filed with the SEC on June 10, 2013. Consists of (i) 3,608,230 shares held by Three Arch Partners IV, L.P. (“TAP IV”), and (ii) 79,666 shares held by Three Arch Associates IV, L.P. (“TAA IV”). Three Arch Management IV, L.L.C. (“TAM IV”) is the general partner of each of TAP IV and TAA IV and may be deemed to have sole voting and dispositive power with respect to the shares owned by TAP IV and TAA IV. Wilfred E. Jaeger and Mark A. Wan are the managing members of TAM IV and may be deemed to have shared voting and dispositive power with respect to the shares owned by TAP IV and TAA IV. The address for each of the foregoing entities and individuals is 3200 Alpine Road, Portola Valley, CA 94028.
(6)	Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2014. CMEA Ventures VII, L.P. (“CMEA VII”), CMEA Ventures VII (Parallel), L.P. (“CMEA VII Parallel”), CMEA Ventures VII GP, L.P. (“CMEA VII GP”), which is the sole General Partner of CMEA VII and CMEA VII Parallel, CMEA Ventures VII GP, LLC (“CMEA VII GP LLC”), which is the sole General Partner of CMEA VII GP, and David J. Collier, Faysal A. Sohail, and James F. Watson, each of whom is a member of CMEA VII GP LLC, may be deemed to have shared voting and dispositive power with respect to the shares. The address for each of the foregoing entities and individuals is 1 Letterman Dr., Building C, Suite CM500, San Francisco, CA 94129.
(7)	Consists of (i) 60,000 shares subject to options exercisable within 60 days of March 10, 2014, over which Mr. Shapiro has sole voting and dispositive power, (ii) 615 shares held by the James and Sarah Shapiro Family Trust, of which Mr. Shapiro is a Trustee and has voting and dispositive power, (iii) 1,029,545 shares held by Thomas Weisel Healthcare Venture Partners, L.P. (“TWHVP”), (iv) 1,991,262 shares held by Kearny Venture Partners, L.P. (“KVP”) and (iv) 40,612 shares held by Kearny Venture Partners Entrepreneurs’ Fund, L.P. (“KVPEF”). Ownership of TWHVP, KVP and KVPEF is based on information set forth in a Schedule 13D filed with the SEC on June 10, 2013. Mr. Shapiro, one of our directors, and Richard Spalding are affiliates of Thomas Weisel Healthcare Venture Partners L.L.C., which is the general partner of TWHVP, and Managing Members of Kearny Venture Associates, L.L.C., which is the general partner of both KVP and KVPEF. Messrs. Shapiro and Spalding may be deemed to have shared voting and dispositive power with respect to the shares held directly by TWHVP, KVP and KVPEF. The address for Messrs. Shapiro and Spalding is c/o Kearny Venture Partners, 88 Kearny Street, Suite 1800, San Francisco, CA 94108.
(8)	Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2012. Consists of (i) 2,894,702 shares held by Advanced Technology Ventures VII, L.P. (“ATV VII”), (ii) 116,163 shares held by Advanced Technology Ventures VII (B), L.P. (“ATV VII-B”), (iii) 55,836 shares held by Advanced Technology Ventures VII (C), L.P. (“ATV VII-C”), (iv) 17,249 shares held by ATV Entrepreneurs VII, L.P. (“ATV VII-E” and together with ATV VII, ATV VII-B, and ATV VII-C, collectively referred to as the “ATV VII Entities”), and (v) 3,956 shares held by ATV Alliance 2002, L.P. (“ATV A 2002” and together with the ATV VII Entities, the “ATV Entities”). ATV Associates VII, L.L.C. (“ATV A VII”) is the general partner of each of the ATV VII Entities and ATV Alliance Associates, L.L.C. (“ATV Alliance”) is the general partner of ATV A 2002. Michael Carusi, one of our former directors, Steven N. Baloff, Jean M. George, William C. Wiberg, and Robert C. Hower are the five managing directors of ATV A VII and have shared voting and investment power over the shares held by the ATV VII Entities. Jean M. George is the sole manager of ATV Alliance and has sole voting and investment power over the shares held by ATV A 2002. The address for each of the foregoing entities and individuals is 500 Boylston Street, Suite 1380, Boston, Massachusetts 02116.
(9)	Consists of the shares identified in footnote 3. Dr. Hirsch, one of our directors, is a managing director of PMC III and disclaims beneficial ownership of the shares held by PVP III except to the extent of his pecuniary interest therein.
(10)	Includes 556,523 shares subject to options exercisable within 60 days of March 10, 2014.
(11)	Includes 94,375 shares subject to options exercisable within 60 days of March 10, 2014.

(12)	Includes 52,500 shares subject to options exercisable within 60 days of March 10, 2014 and 60,000 shares held by the David J. Simpson Revocable Living Trust, of which Mr. Simpson has voting and dispositive power.
(13)	Includes 143,424 shares subject to options exercisable within 60 days of March 10, 2014. Mr. Feiler resigned from his position as Vice President of Marketing, effective as of April 15, 2014.
(14)	Includes 18,750 shares subject to options exercisable within 60 days of March 10, 2014.
(15)	Includes 25,625 shares subject to options exercisable within 60 days of March 10, 2014 and 10,964 shares held by the Jeffrey S. Fischgrund Revocable Trust u/a/d 9/19/95, as amended, of which Mr. Fischgrund is Trustee and has voting and dispositive power.
(16)	Includes 29,584 shares subject to options exercisable within 60 days of March 10, 2014.
(17)	Includes 1,290,080 shares subject to options exercisable within 60 days of March 10, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

We describe below transactions and series of similar transactions that have occurred since January 1, 2012 to which we were a party or will be a party in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Indemnification of Directors and Executive Officers

We have entered into an indemnification agreement with each of our directors and executive officers. These indemnification agreements and our amended and restated certificate of incorporation and bylaws indemnify each of our directors and our officers to the fullest extent permitted by the Delaware General Corporation Law.

Merger and Private Placement Transaction

On May 31, 2013, through our wholly-owned subsidiary, RacerX Acquisition Corp., or Merger Sub, we consummated our acquisition of Baxano, Inc., or Baxano, pursuant to an Agreement and Plan of Merger, dated March 3, 2013, by and among us, Merger Sub, Baxano, and Sumeet Jain and David Schulte solely as Securityholder Representatives, as amended by the First Amendment to Agreement and Plan of Merger, dated April 10, 2013, by and among the parties. We refer to this agreement, as amended, as the Merger Agreement. Under the terms of the Merger Agreement, Merger Sub merged with and into Baxano, with Baxano remaining as the surviving corporation and as our wholly-owned subsidiary, which we refer to as the Merger. Immediately following the closing of the Merger on May 31, 2013, we changed our name to Baxano Surgical, Inc. in connection with the merger of this wholly-owned subsidiary with and into our company.

During April and May 2013, Baxano issued promissory notes, or the Bridge Notes, to us in the aggregate principal amount of $2.3 million, as contemplated by the Merger Agreement. The Bridge Notes bore interest at a rate of 6% per annum. The Bridge Notes were not secured by any collateral; were subordinated in right of payment to the loan evidenced by the Loan and Security Agreement dated as of March 15, 2012, among Oxford Finance LLC, Silicon Valley Bank and Baxano; and were senior in right of payment to the promissory notes of Baxano that were convertible into capital stock of Baxano, or the Baxano Notes. The Bridge Notes were cancelled immediately prior to the effective time of the Merger without consideration, repayment, or any other right of ours repaid or otherwise compensated.

Upon the closing of the Merger, and in accordance with the terms of the Merger Agreement, we issued an aggregate of 10,329,035 shares of our common stock as merger consideration. In connection with the closing of the Merger, 796,772 shares of our common stock (equal to approximately 7.5% of the total merger consideration) were deposited in a third-party escrow account to secure certain indemnification obligations of the Baxano securityholders and to fund any post-closing adjustment payable to us. Upon the determination that no post-closing adjustment was required, 265,584 escrow shares were distributed in July 2013 to the Baxano securityholders. The remainder of the escrow shares will be distributed to the Baxano securityholders promptly following the first anniversary of the closing date to the extent such escrow shares are not then subject to indemnification claims by us.

Also on May 31, 2013, concurrently with the closing of the Merger and in accordance with the terms of the Securities Purchase Agreement, dated March 3, 2013, between us and certain investors (including certain of Baxano’s securityholders and certain of our directors and executive officers), or the Purchase Agreement, we issued and sold an aggregate of 7,522,009 shares of our common stock, at a purchase price of $2.28 per share, resulting in gross proceeds to us of approximately $17.2 million, in a private placement transaction, or the Private Placement.

James Shapiro, a member of our Board of Directors, was also a member of Baxano’s Board of Directors prior to the Merger. While Mr. Shapiro did not own any shares of Baxano’s common stock individually, as a Managing Member of the General Partner of Kearny Venture Partners, L.P. and Kearny Venture Partners

Entrepreneurs’ Fund, L.P., Mr. Shapiro had shared voting and dispositive power over, and a partial indirect pecuniary interest in, the Baxano common stock equivalents and Baxano Notes held by these funds. As a result of the Merger, Kearny Venture Partners received 1,244,734 shares of our common stock, with a value of approximately $2.4 million, as merger consideration. Kearny Venture Partners, L.P. and Kearny Venture Partners Entrepreneurs’ Fund, L.P. also purchased an aggregate of 706,840 shares of common stock for a total of approximately $1.6 million in connection with the Private Placement.

Roderick A. Young, a former member of Baxano’s Board of Directors, became a member of our Board of Directors in connection with the Merger. While Mr. Young did not own any shares of Baxano’s common stock individually, as a venture partner of Three Arch Partners at the time of the Merger, Mr. Young may have been deemed to have a partial indirect pecuniary interest in the Baxano common stock equivalents and Baxano Notes held by Three Arch Partners IV, L.P. and Three Arch Associates IV, L.P. As a result of the Merger, TAP IV and TAA IV received 2,347,862 shares of our common stock, with a value of approximately $4.6 million, as merger consideration. TAP IV and TAA IV also purchased an aggregate of 1,340,034 shares of common stock for a total of approximately $3.1 million in connection with the Private Placement.

Russell C. Hirsch, M.D., Ph.D., a former member of Baxano’s Board of Directors, became a member of our Board of Directors in connection with the Merger. While Dr. Hirsch did not own any shares of Baxano’s common stock individually, as a managing director of Prospect Management Co. III, L.L.C., which is the sole general partner of Prospect Venture Partners III, L.P., Dr. Hirsch had shared voting and dispositive power over, and a partial indirect pecuniary interest in, the Baxano common stock equivalents and Baxano Notes held by PVP III. As a result of the Merger, PVP III received 3,330,810 shares of our common stock, with a value of approximately $6.5 million, as merger consideration. PVP III also purchased an aggregate of 2,009,806 shares of common stock for a total of approximately $4.6 million in connection with the Private Placement.

In addition, certain of our directors and executive officers were investors in the Private Placement. The following individuals that were serving as directors and executive officers as of the closing of the Private Placement purchased an aggregate of 123,242 shares of common stock for a total of $280,992 in connection with the Private Placement: Jeffrey Fischgrund, Ken Reali, David Simpson, Joseph Slattery and Mark Stautberg. No individual director or executive officer purchased more than $120,000 in common stock. Mr. Slattery subsequently resigned from his position as Chief Financial Officer, Treasurer, and Secretary effective as of September 27, 2013.

Review, Approval or Ratification of Transactions with Related Persons

As provided in our Audit Committee charter, all related party transactions are to be reviewed and pre-approved by our Audit Committee. A “related party transaction” is defined to include any transaction or series of transactions exceeding $120,000 in which we are or stand to be a participant and any related person has or will have a material interest. Related persons would include our directors, executive officers, nominees for director (and immediate family members of our directors and executive officers) and persons controlling over five percent of our outstanding common stock (and immediate family members of such persons). In determining whether to approve a related party transaction, the Audit Committee will generally evaluate the transaction in terms of: (i) the benefits to us; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated third parties or to employees generally. The Audit Committee will then document its findings and conclusions in written minutes. In the event a transaction relates to a member of our Audit Committee, that member will not participate in the Audit Committee’s deliberations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees for Director

Pursuant to our Certificate of Incorporation and Bylaws, our Board of Directors currently consists of eight persons. Our Board of Directors is divided into three classes serving staggered terms of three years. The Class I directors, which now consist of Paul LaViolette, Mark Stautberg, and James Shapiro, are scheduled to serve until the annual meeting of stockholders in 2014. The Class II directors, which now consist of Jeffrey Fischgrund, M.D. and Ken Reali, are scheduled to serve until the annual meeting of stockholders in 2015. The Class III directors, which now consist of Russell C. Hirsch, M.D., Ph.D., David Simpson, and Rodrick A. Young, are scheduled to serve until the annual meeting of stockholders in 2016.

In the event that any person nominated as a Class I director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

The names of the Class I nominees for election to our Board at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class II and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

Name	Age	Principal Occupation	Director Since
Nominees for Class I Directors
Paul LaViolette	56	Managing Partner, Chief Operating Officer, SV Life Sciences	2008
Mark Stautberg	54	Sales and Marketing Consultant	2013
James Shapiro	55	General Partner, Kearny Venture Partners	2005
Class II Directors
Jeffrey Fischgrund, M.D.	53	Orthopedic Spine Surgeon	2012
Ken Reali	48	President and Chief Executive Officer of Baxano Surgical, Inc.	2011
Class III Directors
Russell C. Hirsch, M.D., Ph.D.	51	Managing Director, Prospect Venture Partners	2013
David Simpson	67	Former Executive Vice President of Stryker Corporation	2010
Roderick A. Young	70	Independent Director	2013

Nominees for Terms Expiring at the Annual Meeting

Class I Directors

Paul LaViolette has served as a member of our Board since August 2008, as Lead Director from January 2011 to May 2012, and as Chairman of the Board since May 2012. Mr. LaViolette became a partner at SV Life Sciences in January 2011 and currently serves as Managing Partner and Chief Operating Officer at SV Life Sciences. Mr. LaViolette brings over 33 years of global medical technology marketing and general management experience. He was most recently Chief Operating Officer at Boston Scientific Corporation, or BSC, a medical device leader with over $8 billion in revenues. During his 15 years at BSC, he served as Chief Operating Officer, Group President, President-Cardiology and President-International as the company grew its revenues by over 20 times. Mr. LaViolette integrated two dozen acquisitions and led extensive product development, operations and worldwide commercial organizations. He previously held marketing and general management positions at CR Bard, and various marketing roles at Kendall (Covidien). Mr. LaViolette currently serves on the boards of CardioFocus, CardioKinetix, Coridea NC2, CSA Medical, DC Devices, Direct Flow Medical, Thoratec, TransEnterix, ValenTx and the Medical Device Manufacturers Association.

He currently serves as the chairman of the board of CardioFocus, DC Devices, TransEnterix and Direct Flow. He also currently serves as the chairman of the compensation committee of Thoratec and as a member of the compensation committees of CardioKinetix and DC Devices. Mr. LaViolette received a B.A degree in Psychology from Fairfield University and an M.B.A. degree from Boston College.

Mr. LaViolette’s experience and attributes qualify him to serve on our Board for several reasons. Mr. LaViolette’s vast medical technology operating experience makes him knowledgeable in the areas of product launches, new product development, clinical and regulatory affairs, plant management, quality systems, international sales and marketing, acquisitions and integrations, and income statement management.

Mark Stautberg joined as a member of our Board on February 14, 2013. Mr. Stautberg has served as a sales and marketing consultant for multiple medical device companies since 2012. From 2004 to 2012, he served as a consultant to the Cardio Rhythm Vascular Division of Boston Scientific Corporation, a supplier of healthcare products and technologies. Prior to his service as a consultant, Mr. Stautberg was employed by Boston Scientific’s Cardiovascular Division, serving as Senior Vice President of Sales from 1998 to 2004, where he grew sales by 10 times, and in other positions from 1991 to 1998. Mr. Stautberg previously served on the board of directors and as a consultant of Sealing Solutions, Inc., a vascular sealing company, from 2007 to 2010 and FlowCardia, Inc., a chronic total occlusion device company, from 2004 to 2010. Mr. Stautberg received a B.B.A. degree from the University of Cincinnati and has completed executive programs at Columbia University.

Mr. Stautberg’s experience and attributes qualify him to serve on our Board for several reasons. Mr. Stautberg has worked with a broad range of medical device companies. In addition, Mr. Stautberg has extensive experience in sales and marketing, including as a Senior Vice President of a large medical device company and a consultant to multiple medical device companies.

James Shapiro has served as a member of our Board since September 2005. Mr. Shapiro has served as a Managing Member of Kearny Venture Partners, a venture capital firm, and its predecessor, Thomas Weisel Healthcare Venture Partners, since March 2003. Since January 2000, Mr. Shapiro has also been a General Partner of ABS Healthcare Ventures. Mr. Shapiro serves on the boards and committees of several privately-held medical device companies. Mr. Shapiro received an A.B. degree in Molecular Biology from Princeton University and an M.B.A degree from the Stanford University Graduate School of Business.

Mr. Shapiro’s experience and attributes qualify him to serve on our Board for several reasons. From 1985 to 1999, Mr. Shapiro led Alex. Brown & Sons healthcare investment banking practice on the West Coast, providing financing and M&A advisory services to both emerging growth and established healthcare companies. Mr. Shapiro also brings experience as a medical technology investor, serving on several boards of emerging growth companies in that sector.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS A VOTE “FOR” THE THREE DIRECTOR NOMINEES SET FORTH ABOVE.

Directors Whose Terms Extend Beyond the Annual Meeting

Class II Directors — Terms Expiring at the 2015 Annual Meeting of Stockholders

Jeffrey Fischgrund, M.D. has been a member of our Board since April 2012. Dr. Fischgrund is a board certified orthopedic spine surgeon with over 20 years of experience. Dr. Fischgrund is a Professor of Orthopedic Surgery and the Chairman of Orthopedics at The Oakland University School of Medicine, at William Beaumont Hospital in Royal Oak, Michigan. In addition, Dr. Fischgrund has served as the Editor in Chief of the Journal of the American Academy of Orthopedic Surgeons since 2009, and has been the Spine Fellowship Director at Beaumont Hospital since 2008. Dr. Fischgrund is a graduate of George Washington University School of Medicine in Washington, D.C., has completed an orthopedic surgery residency at the University of Maryland Medical Center in Baltimore, Maryland, and has completed a spine surgery fellowship at William Beaumont Hospital in Royal Oak, Michigan.

Dr. Fischgrund’s experience and attributes qualify him to serve on our Board for several reasons. His more than 20 years of experience as a board certified orthopedic spine surgeon makes him extraordinarily knowledgeable in the area of spinal implant products. Additionally, Dr. Fischgrund has extensive experience working with spinal implant companies and regulatory agencies in the design and implementation of clinical studies that demonstrate the safety and efficacy of spinal therapies. His expertise and experience in the orthopedic spine field enable him to make valuable contributions to our Board.

Ken Reali has been our Chief Executive Officer and a member of our Board since January 2011 and our President since January 2010. Mr. Reali was initially hired by us as our President and Chief Operating Officer in January 2010. He joined us from Smith & Nephew, a global medical technology business, where he spent five years in various general management roles, including most recently as Senior Vice President and General Manager of the Biologics and Clinical Therapies Business. Prior to joining Smith & Nephew, Mr. Reali held senior marketing, sales and product development positions of increasing responsibility at Stryker for seven years. Prior to joining Stryker, Mr. Reali worked as a sales representative and marketing product manager at Biomet for eight years. Mr. Reali received a B.S. degree in Business from Valparaiso University.

Mr. Reali has extensive experience and attributes that qualify him to serve on our Board beyond serving as our President and Chief Executive Officer. He has over 22 years of general management, sales, product development, reimbursement and marketing experience with leading medical device and orthopedic companies. His broad experience in management, product development, marketing and international markets has given him valuable insight in assessing overall business strategies and risks and will enable him to help expand our business globally.

Class III Directors — Terms Expiring at the 2016 Annual Meeting of Stockholders

Russell C. Hirsch, M.D., Ph.D. has served as a member of our Board since May 2013. Dr. Hirsch has been a Managing Director of Prospect Venture Partners, a venture capital firm, since February 2001. From June 1992 to December 2000, he was a member of the Healthcare Technology Group at Mayfield Fund, a venture capital firm. Dr. Hirsch previously served as a member of the boards of directors of Hansen Medical, Inc. from 2002 to 2012, Portola Pharmaceuticals, Inc. from 2003 to 2013, AVEO Pharmaceuticals, Inc. from 2002 to 2011, and Visiogen from 2003 to 2009. Dr. Hirsch holds a B.A. in Chemistry from the University of Chicago and a Ph.D. in Biochemistry and an M.D. from the University of California, San Francisco.

Dr. Hirsch’s experience and attributes qualify him to serve on our Board for several reasons. Dr. Hirsch has extensive experience as an investor in the biotechnology and medical device sectors. In addition, Dr. Hirsch has served in leadership positions as a director of several public pharmaceutical and medical device companies.

David Simpson has served as a member of our Board and Chairperson of our Audit Committee since June 2010. Mr. Simpson served as a director of Kinetic Concepts, a public medical technology company, from June 2003 to November 2011. He also served as a director of RTI Biologics, a public medical technology company, from 2002 to 2010. Mr. Simpson served on the audit and the compensation committees of RTI Biologics and the audit and the nominating and governance committees of Kinetic Concepts. From 2002 until his retirement in 2007, Mr. Simpson served as Executive Vice President of Stryker Corporation, a worldwide medical products and services company. From 1987 to 2002, he served as Vice President, Chief Financial Officer and Secretary of Stryker Corporation. Mr. Simpson has a B.B.A. degree in accounting and finance from Western Michigan University and completed the Advanced Management Program at Harvard Business School.

Mr. Simpson has substantial experience and attributes that qualify him to serve on our Board and as Chairperson of our Audit Committee. He has over 20 years of experience with public medical device companies and extensive leadership and oversight experience in the healthcare industry. He has recently served as the lead director and chairperson of the audit committee of RTI Biologics and as a member of the audit committee of Kinetic Concepts, both of which are public medical technology companies. In addition, Mr. Simpson has extensive finance and accounting experience, having served as a chief financial officer for nearly 20 years and as an accountant at a major accounting firm for over 9 years. His expertise in financial matters and his vast experience in the healthcare industry enable him to make valuable contributions to our Board and our Audit Committee.

Roderick A. Young has served as a member of our Board since May 2013. Mr. Young was a venture partner of Three Arch Partners, a venture capital firm, from May 2006 to January 2014. He has served as a director of LipoScience, Inc., a medical diagnostics company, since 2008 and serves on the audit committee and compensation committee of the board. He served as a director of North American Scientific, Inc., a medical device company, from 2006 to 2009. He also represents Three Arch Partners as a director on one private company board. From 2003 to 2005, Mr. Young was president and chief executive officer of Vivant Medical, Inc., a venture-backed medical device company that was acquired by Tyco International, Ltd. Prior to his tenure at Vivant, Mr. Young was president and chief executive officer of Targesome, Inc., a biotechnology company, from 1998 to 2002. Prior to Targesome, Mr. Young also served as chairman and chief executive officer of General Surgical Innovations, a medical device company; president and chief executive officer of Focus Surgery; president of Toshiba America MRI; and president and chief operating officer of Diasonics. Mr. Young received a B.S. degree in industrial engineering from Stanford University and an M.B.A. degree from Harvard Business School.

Mr. Young’s experience and attributes qualify him to serve on our Board for several reasons. Mr. Young has extensive experience as an investor in healthcare companies. In addition, Mr. Young has served as a director and/or held senior executive leadership positions, including chief executive officer, of several medical device companies.

Board Meetings and Annual Meeting Attendance

Our Board held eleven meetings during the fiscal year ended December 31, 2013. Each of the directors serving at the time attended in person or by teleconference at least 75% of the aggregate of all of the meetings held by the Board and any committees of the Board on which such person served during the last fiscal year. We do not have a stated policy regarding attendance at annual meetings of stockholders. None of our non-employee directors attended the 2013 annual meeting of stockholders.

Our securities are listed on The NASDAQ Global Market, or NASDAQ, and are governed by its listing rules and standards. Our Board has affirmatively determined that the following seven directors satisfy the current “independent director” standards established by Rule 5605(a)(2) of the NASDAQ Listing Rules: Messrs. LaViolette, Shapiro, Simpson, Stautberg and Young and Drs. Hirsch and Fischgrund. Messrs. Carusi and Osgood, who served on our Board until their resignations in May 2013, also satisfied the standards with respect to independence.

Committees of the Board of Directors

Our Board has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by our Board, copies of which are posted on our Internet website at www.baxanosurgical.com. In addition, we will provide electronic or paper copies of the standing committee charters free of charge, upon request made to our Corporate Secretary at Baxano Surgical, Inc., 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615, by telephone at (919) 800-0020, or by e-mail to corporatesecretary@baxsurg.com. Each committee is described in greater detail below.

Audit Committee.  The functions of our Audit Committee include appointing and determining the compensation for our independent auditors, establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls and reviewing and overseeing our independent registered public accounting firm. The Chairperson of the Audit Committee is Mr. Simpson and the other current members are Dr. Fischgrund and Mr. Young. All current members of the Audit Committee are non-employee directors and satisfy the current standards with respect to independence, financial expertise and experience of audit committee members established by NASDAQ and SEC rules. Messrs. Carusi and Osgood, who served on our Audit Committee until their resignations in May 2013, also satisfied these standards. Our Board has determined that Mr. Simpson meets the SEC’s current definition of “audit committee financial expert” as described above in Mr. Simpson’s biography. The Audit Committee held seven meetings during 2013.

Compensation Committee.  Our Compensation Committee reviews and approves the salaries and benefits for our executive officers and approves certain overall employee compensation policies. The Compensation Committee also reviews and recommends to the Board the compensation of our non-employee directors for service on the Board and Board committees. Our Compensation Committee also administers our equity compensation plans. The current Chairperson of the Compensation Committee is Mr. Shapiro and the other current members are Mr. Simpson and Mr. LaViolette. All current members of our Compensation Committee are non-employee directors and satisfy the current independence standards established by NASDAQ and SEC rules. Our Compensation Committee held seven meetings during 2013.

The scope of authority of our Compensation Committee, the role of executive officers in determining or recommending the amount or form of executive and director compensation, and the role of compensation consultants, if any, in determining or recommending the amount or form of executive and director compensation are described below under the heading “Executive Compensation — Role of Compensation Committee.”

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee identifies individuals qualified to serve as members of our Board, recommends to our Board nominees for our annual meetings of stockholders, evaluates our Board’s performance, and provides oversight with respect to corporate governance and ethical conduct. The Chairperson of the Nominating and Corporate Governance Committee is Dr. Hirsch and the other current members are Messrs. LaViolette and Stautberg. All current members of the Nominating and Corporate Governance Committee are non-employee directors and satisfy the current independence standards established by NASDAQ and SEC rules. Messrs. Carusi and Osgood, who served on the Nominating and Corporate Governance Committee until their resignations in May 2013, also satisfied the standards with respect to independence. The Nominating and Corporate Governance Committee held two meetings during 2013.

The Nominating and Corporate Governance Committee believes that differences in experiences, knowledge, skills and viewpoints enhance the Board’s performance. Thus, the committee considers such diversity in selecting, evaluating and recommending proposed nominees. However, neither the committee nor the Board has implemented a formal policy with respect to the consideration of diversity for the composition of the Board.

The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes, without limitation, requests to Board members, management and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the committee and the Board. From time to time, we may also use the services of a third-party search firm to identify and evaluate potential director candidates.

In determining whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee considers a number of factors, including the candidate’s character and integrity, business acumen, experience in our business and industry, diligence, potential conflicts of interest, and the ability to act in the best interests of all stockholders. The committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the qualifications of its directors, considered as a group, should provide a diverse mix of experiences, knowledge, skills and viewpoints.

Our Nominating and Corporate Governance Committee also considers properly submitted stockholder recommendations of director candidates. Stockholders who wish to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee may do so by submitting the nominee’s comprehensive written resume, including the candidate’s name, home and business contact information, detailed biographical data and relevant qualifications, as well as a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and if nominated and elected, he or she will serve as a director. Stockholders should send their written recommendations of nominees accompanied by the candidate’s resume and consent to: Chairperson of the Nominating and

Corporate Governance Committee, c/o Baxano Surgical, Inc., 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615. Assuming that an appropriate resume and consent have been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for other director candidates. If the Board determines to nominate a stockholder-recommended candidate and recommends him or her for election, then his or her name will be included in our proxy materials for the next annual meeting. The foregoing policy is subject to our Certificate of Incorporation, Bylaws and applicable law.

Stockholders also have the right under our Bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth above under “How can stockholders nominate a candidate for election as a director or propose other actions for consideration at an annual meeting of stockholders?” However, candidates directly nominated by stockholders in accordance with the procedures set forth in the Bylaws will not be included in our proxy materials for the next annual meeting.

We do not currently pay any fees to any third party to identify or evaluate, or to assist in identifying or evaluating, potential director candidates.

Stockholder Communications to the Board of Directors

Stockholders may submit communications to our Board, its committees or the chairperson of any of its committees or any individual members of the Board by addressing a written communication to: Board of Directors, c/o Baxano Surgical, Inc., 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615. Stockholders should identify in their communication the intended addressee. Stockholder communications will be forwarded to our Corporate Secretary. The Corporate Secretary will acknowledge receipt to the sender, unless the sender has submitted the communication anonymously, and forward a copy of the communication to the addressee or, if the communication is addressed generally to our Board, to our Chairperson of the Board.

Board Structure

The Board generally believes that it is in the best interests of our stockholders not to elect the Chief Executive Officer as the Chairperson of the Board because it may concentrate too much power or influence in the hands of a single executive and because the Chief Executive Officer should have an obligation to report to the entire Board.

Role of Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with our overall corporate strategy. Each year our management identifies what it believes are the top individual risks facing us. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate the risk oversight role. However, in addition to the Board, the committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with our financial reporting and internal controls, our Compensation Committee oversees the risks associated with our compensation practices, including reviewing our risk assessment of our compensation policies and practices for our employees, and the Nominating and Corporate Governance Committee oversees the risks associated with our overall corporate governance policies.

Non-Employee Director Compensation for 2013

Each of our non-employee directors, including our Chairperson of the Board, receives an annual cash retainer equal to $18,000 and each non-employee director who serves as a member of our Audit Committee receives an annual retainer equal to $2,000, while non-employee directors who serve as members of our Compensation Committee or Nominating and Corporate Governance Committee receive an annual retainer equal to $1,000. In addition to the annual retainers, non-employee directors receive $2,500 for each Board meeting attended in person, $750 for each Board meeting attended telephonically and $750 for each committee meeting attended in person or telephonically. Each non-employee director who serves as the chairperson of our Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee receives, for services performed in such capacity, an annual retainer of $12,000, $5,000 and $5,000, respectively, in lieu of the retainer amount provided to members of those committees. We reimburse each non-employee member of our Board for out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

Each non-employee director first appointed to our Board automatically receives an initial option to purchase 30,000 shares of common stock upon such appointment, which vests over four years. In addition, at each annual meeting, non-employee directors who were non-employee directors for at least six months prior to the annual meeting automatically receive an option to purchase 10,000 shares of common stock, which is immediately vested and fully exercisable.

The following table summarizes all compensation paid to our non-employee directors in 2013:

Non-Employee Director Compensation for the 2013 Fiscal Year

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Michael Carusi(3)	20,667	—	—		20,667
Jeffrey Fischgrund, M.D.	41,250	12,900	—		54,150
Russell Hirsch, M.D., Ph.D.(4)	21,000	40,875	—		61,875
Paul LaViolette	57,250	12,900	—		70,150
Jonathan Osgood(3)	22,750	—	—		22,750
Richard Randall(5)	7,750	—	—		7,750
James Shapiro	40,500	12,900	—		53,400
David Simpson	57,500	12,900	—		70,400
Mark Stautberg(6)	31,500	63,960	39,500	(7)	134,960
Roderick Young(4)	18,917	40,875	—		59,792

(1)	Reflects cash compensation earned for fiscal year 2013.
(2)	Represents the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718 and excludes the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the fair value of the option awards are set forth in footnote 8 of our audited financial statements included in the Annual Report.
(3)	Messrs. Carusi and Osgood resigned from the Board, effective as of May 31, 2013, in connection with the Merger.
(4)	Messrs. Hirsch and Young were appointed to the Board, effective as of May 31, 2013.
(5)	Mr. Randall resigned from the Board, effective as of March 1, 2013.
(6)	Mr. Stautberg was appointed to the Board of Directors on February 14, 2013.
(7)	Comprises consulting fees paid to Mr. Stautberg for consulting services provided by Mr. Stautberg during the fiscal year ended December 31, 2013.

During fiscal year 2013, our non-employee directors were issued options to purchase shares of our common stock as set forth in the following table:

Name	Date of Option Grant	Options Granted(1)
Jeffrey Fischgrund, M.D.(4)	08/20/2013	10,000	(2)
Russell Hirsch, M.D., Ph.D.	05/31/2013	30,000	(3)
Paul LaViolette	08/20/2013	10,000	(2)
James Shapiro	08/20/2013	10,000	(2)
David Simpson	08/20/2013	10,000	(2)
Mark Stautberg	02/14/2013	30,000	(4)
Mark Stautberg	08/20/2013	10,000	(2)
Roderick Young	05/31/2013	30,000	(3)

(1)	All option grants have been made pursuant to the 2007 Stock Incentive Plan, or the 2007 Plan, and have a term of ten years.
(2)	These options were granted in connection with the non-employee directors’ continuous service to our Board and pursuant to our Board compensation policy. Each of these options vested immediately upon grant.
(3)	Messrs. Hirsch and Young were appointed to the Board effective as of May 31, 2013 and received options pursuant to our Board compensation policy. The options vest 25% on the first anniversary of the option grant and in 36 equal monthly installments thereafter, such that the options are fully vested 48 months following the option grant date.
(4)	Mr. Stautberg was appointed to the Board effective February 14, 2013 and received an option pursuant to our Board compensation policy. The option vests 25% on the first anniversary of the option grant and in 36 equal monthly installments thereafter, such that the option is fully vested 48 months following the option grant date.

At the end of fiscal year 2013, each of our non-employee directors held options to purchase the following number of shares of our common stock:

Name	Total Options Held
Jeffrey Fischgrund, M.D.	40,000
Russell Hirsch, M.D., Ph.D.	30,000
Paul LaViolette	110,000
James Shapiro	60,000
David Simpson	60,000
Mark Stautberg	40,000
Roderick Young	30,000

Executive Officers

Stephen D. Ainsworth (44) has been our Vice President of Research and Development since October 2010. Dr. Ainsworth was hired by us initially as a Senior Research and Development Engineer in 2002 and has been serving as our Director of Product Development since 2008. Prior to his employment with us, Dr. Ainsworth was a Senior Biomedical Scientist for Closure Medical Corporation, a company that develops and manufactures biomaterial based medical devices, and a Research and Design Engineer from 2000 through 2002 for Coalescent Surgical, Inc., a medical device company with a focus in creating minimally invasive anastomotic devices for use during coronary artery bypass surgery. Prior to 2000, Dr. Ainsworth was a Stent Technical Leader and Design Engineer for Guidant Corporation, a medical device company with a focus in cardiovascular medical products. Dr. Ainsworth has over 15 years of research and development experience with leading medical device companies. He earned his B.S. degree in Mechanical Engineering from Rensselaer Polytechnic Institute, and his M.S. and Ph.D., both in Bioengineering from Clemson University.

Frederic C. Feiler, Jr. (54) has been our Vice President of Marketing since August 2010 after serving as Director of Marketing since November 2007. On March 12, 2014, Mr. Feiler resigned from his position with us, effective as of April 15, 2014. Prior to his employment with us, Mr. Feiler served in sales and sales management roles at Inlet Medical, SurgRX and Weck/CV Evolution. From 2001 to 2003, he served as Vice President of Market Development and Vice President of Business Development at Teleflex Medical. From 1997 to 2000, Mr. Feiler served as Vice President of Marketing at Dexterity Surgical, where he was instrumental in development of the Hand-Assisted Laparoscopic Surgery market. Mr. Feiler served in marketing roles of increasing responsibility at Weck/Pilling from 1991 to 1997 and at Valleylab from 1989 to 1991. Mr. Feiler received a B.A. in Biochemistry and Molecular/Cellular/Developmental Biology from the University of Colorado and an M.B.A. from Northwestern University’s J. L. Kellogg Graduate School of Management.

Stephanie M. Fitts, Ph.D. (47) has been our Vice President of Regulatory, Quality and Compliance since September 2012. Dr. Fitts has nearly twenty years of medical device experience having worked in the areas of clinical research, regulatory, quality and compliance. From 2003 to 2012, Dr. Fitts worked at Stryker Orthopedics, a leading medical technology company that offers an array of medical technologies, including reconstructive, medical, surgical and spine products. During her time at Stryker, she served in multiple leadership positions, including most recently as Senior Director, Regulatory Affairs and Compliance at the company’s Orthopedics division. Prior to her time at Stryker, she served at Medtronic, Inc. from 1995 to 2003 in the therapeutic areas of Cardiac Rhythm Management and Neurology. Prior to that, Dr. Fitts worked in Clinical Research at Telectronics Pacing Systems. Dr. Fitts holds a B.S. degree in Engineering Science from the University of Virginia, and a Ph.D. in Bioengineering from the Pennsylvania State University.

Matthew Pickens (40) has been our Vice President of Marketing and Reimbursement since March 14, 2014. Prior to that, Mr. Pickens served as our Vice President of Reimbursement & Professional Affairs starting in June 2013, our Senior Director of Reimbursement and Professional Affairs starting in February 2012, our Senior Director of Professional Affairs and Programs from January 2011 to February 2012, and our Director of Strategic Marketing from July 2009 to January 2011. Mr. Pickens has over 15 years of health care industry experience including Director of Marketing for Stryker Spine from September 2007 to June 2009 and sales and marketing roles for Cordis (Johnson & Johnson) from 2003 to 2007. While at Cordis, Mr. Pickens led the launch of two minimally-invasive catheter systems for opening blockages in the peripheral arteries. Mr. Pickens began his health care marketing career as a product manager for a Thai medical instruments distributor in Bangkok, Thailand. Mr. Pickens earned his B.A. in History from Princeton University and his M.B.A. with a focus in Health Care Management from the Wharton School of Business.

Mukesh Ramchandani (48) has been our Vice President and General Manager of International since January 2012 and Vice President of Business Development since June 2008. From January 2011 to January 2012, he also served as our Managing Director of ROW. Mr. Ramchandani has over 15 years of experience in the life science industry, with experience ranging from research to marketing, business development and corporate strategy. Prior to joining us, Mr. Ramchandani was at Kowa Research Institute, a US affiliate of a Japanese pharmaceutical company, Kowa Company Ltd. At Kowa, Mr. Ramchandani was responsible for all in-licensing, out-licensing and acquisitions. Prior to Kowa, Mr. Ramchandani started a device import and sales company called OBX Medical. Mr. Ramchandani also served at Baxter for five years, starting as a Senior Marketing Manager and for the last three years as Director, Global New Business. Mr. Ramchandani was also part of the Drug Discovery team at Pfizer from 1990 through 1994. Mr. Ramchandani received a B.S. in Chemistry from Campbell University, an M.S. in Organic Chemistry from East Carolina University and an M.B.A. from UNC-Chapel Hill’s Kenan-Flagler School of Business.

Ken Reali.  Please see Mr. Reali’s biography above, which is included with the director biographies.

Timothy M. Shannon (50) has been our Chief Financial Officer, Treasurer and Secretary since September 27, 2013, beginning on an interim basis and later appointed to the position permanently on March 14, 2014. After serving as a consultant to the Company beginning March 2013, Mr. Shannon became the Company’s Senior Director of Integration in May 2013 and Vice President of Finance in September 2013. Prior to joining us, he served as Vice President of Financial Reporting at Talecris Biotherapeutics, Inc., a producer and marketer of plasma-derived protein therapies, from 2006 to 2011. Previously, Mr. Shannon served as Chief Financial Officer and Treasurer of Harris Wholesale, Inc. from 2002 to 2006 and as Audit Director at PricewaterhouseCoopers LLP from 1986 to 2002. Mr. Shannon received a B.S.B.A. in Accounting from Appalachian State University and is a Certified Public Accountant.

Greg D. Slusser (52) has been our Vice President of Commercial Operations since October 7, 2013. From 2007 to 2013, Mr. Slusser served as Vice President of Sales and Marketing at Defibtech, LLC, a manufacturer of automated external defibrillators. Previously, he served as Vice President of Sales at American Medical Systems, Inc. from 2005 to 2007 and in various sales and marketing positions of increasing responsibility at Johnson & Johnson Companies from 1988 to 2005. Mr. Slusser received a B.B.A. in Computer Information Systems from Western Michigan University and has participated in advanced sales and marketing management programs at each of Columbia University and University of Michigan.

Greg Welsh (51) has been our Vice President of Operations since the effective time of the Merger on May 31, 2013. He was formerly the Vice President of Operations of Baxano from January 2013 through May 31, 2013. At Baxano, Mr. Welsh previously served as Vice President of Manufacturing from January 2012 to January 2013, Senior Director of Operations from August 2009 to January 2012, and Director of Operations from March 2008 to August 2009. Prior to joining Baxano, Mr. Welsh served as Director of Production at Avantis Medical Systems from 2007 to 2008 and held various senior management positions at Cierra from 2006 to 2007 and Boston Scientific/Target Therapeutics from 1996 to 2006. From 1988 to 1996, Mr. Welsh served in various engineering, supervisory, and project leadership roles at Edwards, a division of Baxter Healthcare. Mr. Welsh holds a B.S. degree in Mechanical Engineering from Cal Poly San Luis Obispo and holds a Management Development Program Certificate from the School of Business at University of Southern California.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and certain officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a practical matter, we assist our directors and officers by completing and filing Section 16(a) reports on their behalf based on information they provide to us. Based solely on a review of the reports that were filed and written representations that such reports accurately reflect all reportable transactions and holdings, we believe that all forms required to be filed by Section 16(a) during 2013 were filed on a timely basis, except Mr. Shapiro failed to timely file a Form 4 for 615 shares distributed on a pro rata basis from Sapient Capital LP to the James and Sarah Shapiro Family Trust on December 3, 2013, and, due to the Company’s administrative error, Mr. LaViolette, Dr. Fischgrund, Mr. Shapiro, Mr. Simpson, and Mr. Stautberg each failed to timely file a Form 4 for 10,000 stock options granted on August 20, 2013.

Code of Ethics and Code of Conduct

We have adopted a Code of Ethics for Principal Executive and Financial Officers that is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. This document is intended to be a “code of ethics” for purposes of SEC rules. We have also adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees. The codes reflect our values and the business practices and principles of behavior that support our commitment to maintaining the highest standards of business conduct and ethics. The codes are posted on our website at www.baxanosurgical.com under “Company — Investor Relations — Corporate Governance.” Consistent with Item 5.05 of Form 8-K, we intend to disclose future amendments to, or waivers from, the Code of Ethics for Principal Executive and Financial Officers on our website within four business days following the date of such amendment or waiver. We will also provide a copy of the codes to any person, without charge. All such requests should be in writing and sent to the attention of the Corporate Secretary, Baxano Surgical, Inc., 110 Horizon Drive, Suite 230, Raleigh, NC 27615.

EXECUTIVE COMPENSATION

Narrative Discussion of Executive Compensation

The following discussion and analysis of compensation arrangements of our named executive officers for fiscal year 2013 should be read together with the compensation tables and related disclosures set forth below.

Our Compensation Philosophy and Objectives

The primary objective of our executive compensation program is to attract and retain talented executives to lead us and create value for our stockholders. In order to achieve our objective, we believe that our compensation program must provide a total compensation package that is competitive with other similar companies in the medical device industry. Our executive compensation program for each named executive officer generally consists of a base salary, an annual short-term incentive payment opportunity based upon the achievement of Company and/or personal objectives, and long-term equity-based incentive awards, which primarily have been in the form of stock options. The equity component of our compensation is designed to align executive officers’ compensation with our goal of creating long-term value for our stockholders.

Executive Compensation Changes in Fiscal Year 2013

The Board approved a new short-term cash incentive plan applicable to the named executive officers for fiscal year 2013, which we refer to as the 2013 Cash Bonus Plan. The 2013 Cash Bonus Plan is discussed in greater detail under the heading “Compensation Components — Short-Term Incentive Compensation.”

Except for the adoption of the 2013 Cash Bonus Plan, neither the Board nor our Compensation Committee adopted any significant changes to the compensation policies or programs applicable to our named executive officers in fiscal year 2013.

Role of Compensation Committee

Our Compensation Committee was appointed by our Board, and consists entirely of directors who are independent directors under the NASDAQ Listing Rules, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee reviews and approves our executive compensation and benefit policies. Our Compensation Committee is responsible for, among other things, analyzing individual and corporate achievements and approving appropriate compensation packages for our executive officers. In addition, our Compensation Committee administers our equity-based compensation plans. Our Compensation Committee also reviews and recommends to the Board the compensation of our non-employee directors for service on the Board and Board committees. Our Compensation Committee met seven times during fiscal year 2013.

Our Compensation Committee believes that, to attract and retain sufficient executive talent, it is appropriate to compensate our executive officers at a level comparable to the compensation amounts provided to executives at comparable medical device companies, subject to the individual’s experience and expected contribution to us, and the other factors discussed herein.

Our Compensation Committee has not established any formal policies or guidelines for allocating between long-term and currently paid out compensation, or between cash and non-cash compensation. In determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short- and long-term goals and objectives, our Compensation Committee relies on its judgment about each individual’s experience and performance in a rapidly changing business environment rather than adopting a formulaic approach to compensatory decisions that our Compensation Committee believes would be too narrowly responsive to short-term changes in business performance.

Our Compensation Committee considered compensation information previously provided by Equilar, an executive compensation data provider, in 2011 and information provided in 2010 by Radford, a compensation consultant, when making compensation decisions for fiscal year 2013. Neither firm provided an assessment of the Company’s executive compensation or provided recommendations for the Company’s executive compensation for 2013. Furthermore, our Compensation Committee did not rely on the information provided by Equilar and Radford exclusively and retains the ultimate responsibility for determining, and in certain circumstances, recommending to our Board, executive compensation.

Role of Executive Officers on Compensation Committee

Our Compensation Committee solicits input from our Chief Executive Officer in determining executive compensation, in particular with respect to salary, short-term incentive compensation and equity award grants to our executive officers. While our Chief Executive Officer discusses his recommendations with our Compensation Committee, he does not participate in deliberation or determination with respect to his own compensation. None of our other executive officers participate in our Compensation Committee’s discussions regarding executive compensation.

Benchmarking

We believe the principal components of our current compensation program, which include base salary, short-term cash incentive payments and long-term equity awards, are generally consistent with the compensation components of other comparable medical device companies. Historically, we have not benchmarked total executive compensation, or any component of executive compensation, to that of other companies. However, we have historically reviewed compensation data from other companies as one component of our executive compensation decisions. As discussed above, in fiscal year 2013, we utilized information provided by Equilar and Radford, who provided us with peer group data regarding executive compensation in 2011 and 2010, respectively. However, this data was only one of several inputs that we relied upon when establishing compensation for our executive officers in 2013.

Compensation Components

Executive compensation for fiscal year 2013 consists of the following principal components:

Base Salary

We provide our executive officers with base salaries to compensate them for services rendered during the year. Base salaries provide a guaranteed minimum level of compensation and are necessary to recruit and retain executives. We determine our executive officers’ salaries based upon an assessment of a combination of each executive’s job responsibilities, individual experience and expected level of contribution. As discussed above, we also compare the base salaries paid to our executive officers to those of executive officers serving similar companies within the medical device industry. Our Compensation Committee reviews the salaries of our executive officers annually at the beginning of each calendar year and approves changes in salaries based primarily on comparative market data, significant changes in responsibilities during the prior calendar year, individual performance and general market conditions.

For fiscal year 2013, we compared the base salaries we pay to our executive officers to the base salaries paid by the following publicly traded medical device companies:

• Abiomed	• AtriCure
• Alphatec Holdings	• Cardica
• Conceptus	• Stereotaxis
• Hansen Medical	• DexCom
• Insulet
• Vascular Solutions
• Micrus Endovascular

These “peer group” companies were selected upon the recommendation of our Compensation Committee, and data about the salaries paid by these companies was provided by Equilar. The primary factors considered by our Compensation Committee in selecting these companies were their operations in the medical device industry, total revenues of the companies in fiscal year 2012, and the stage of growth of the companies.

In establishing or evaluating our base salaries relative to the peer group companies, we generally take into account the median base salary for these companies as a general starting point for the analysis. However, we also take into consideration other factors such as our executive officers’ experience level, their responsibility level and expected contributions to our business, and the size (in terms of revenues and profitability) and stage of growth of the companies to which we are comparing the base salary amounts.

Short-Term Incentive Compensation

We have historically relied upon short-term incentive compensation to comprise an important component of our compensation program for executive officers although the specific terms of the incentive compensation program are modified each year. For fiscal year 2013, our Compensation Committee approved the 2013 Cash Bonus Plan in March 2013. The 2013 Cash Bonus Plan is a short-term cash incentive plan applicable to our executive officers, including our named executive officers, that was adopted for the purpose of determining the cash bonuses that may be payable to our executive officers with respect to fiscal year 2013. Our Compensation Committee approved the adoption of the 2013 Cash Bonus Plan because it believes that aligning the payment of cash bonuses to the Company’s executive officers with the achievement of specified Company and individual performance objectives creates value for the Company and helps to align the compensation of the executive officers with the interests of the Company’s stockholders.

Targeted Cash Bonus Amount.  The target cash bonus amount for each executive officer is initially set as a percentage of the officer’s base salary as determined by the Compensation Committee. The 2013 base salary, target cash bonus percentage and resulting targeted cash bonus amount under the 2013 Cash Bonus Plan for each named executive officer is set forth in the table below:

Name	2013 Base Salary	Target Cash Bonus Percentage	2013 Target Cash Bonus
Ken Reali	$400,000	50%	$200,000
Stephanie Fitts	$250,000	30%	$75,000
Frederic Feiler	$228,375	30%	$68,513

Company and Individual Performance Targets.  Under the 2013 Cash Bonus Plan, cash bonuses could be earned based upon the achievement of independent Company performance targets, which are the same for each of the executive officers, and individual performance targets, which are different for each of the executive officers. The percentage of the target cash bonuses subject to the Company and individual performance targets is set forth in the table below:

Performance Target	Percentage of Target Bonus Tied to Achievement
Company Revenue Target	50%
Company Cash and Investment Balance Target	25%
Individual Performance Targets	25%
TOTAL	100%

Company Revenue Target

For purposes of the 2013 Cash Bonus Plan, the Compensation Committee established a fiscal year 2013 Company revenue target. The portion of the cash bonus payable to an executive officer with respect to the Company revenue target component of the 2013 Cash Bonus Plan (50% of the aggregate amount) is calculated by reference to the Company’s actual revenue in fiscal year 2013 in relation to the revenue target as follows:

•	If the Company has actual revenues of less than 83.33% of the Company revenue target, then no cash bonus will be paid with respect to the Company revenue target component.
•	If the Company has actual revenues of between 83.33% and 100% of the Company revenue target, then the cash bonus will be paid between 50% and 100% with respect to the Company revenue target component.
•	If the Company has actual revenues of between 100% and 123.33% of the Company revenue target, then the cash bonus will be paid between 100% and 115% with respect to the Company revenue target component.

Where the actual Company revenue achievement relative to the revenue target is determined to fall in between the stated percentages, the Board will apply linear interpolation to calculate the percentage of cash bonus achievement with respect to the Company revenue target component of the 2013 Cash Bonus Plan. The final determination of the Company’s achievement with respect to the Company revenue target is made by our Board in its sole discretion.

Company Cash and Investment Balance Target

For purposes of the 2013 Cash Bonus Plan, the Board established a fiscal year 2013 Company cash and investment balance target. The portion of the cash bonus payable to any executive officer with respect to the Company cash and investment balance target component of the 2013 Cash Bonus Plan (25% of the aggregate amount) is calculated by reference to the Company’s actual cash and investments balance as of the end of fiscal year 2013 as follows:

•	If the Company has a cash and investments balance of more than $430,000 below target, then no cash bonus will be paid with respect to the Company cash and investments balance target component.
•	If the Company has a cash and investments balance of between $430,000 and $0 below target, then 100% of the cash bonus will be paid with respect to the Company cash and investments balance target component.
•	If the Company has a cash and investments balance of above target, then the cash bonus will be paid at 100% without any over achievement component.

The final determination of the Company’s achievement with respect to the Company cash and investments balance target is made by our Board in its sole discretion.

Individual Performance Targets

As discussed above, a portion of the cash bonus payable to each executive officer is based on the achievement of individual performance objectives, most of which are unique to each executive officer. The ability to earn a cash bonus based on achievement with respect to the individual performance targets is not contingent upon achievement with respect to either the Company revenue target component or the Company cash and investments balance target component. The portion of the cash bonus payable to any executive officer with respect to the individual performance target component of the 2013 Cash Bonus Plan (25% of the aggregate amount) is calculated by reference to the particular executive officer’s achievement of his or her specified performance objectives during fiscal year 2013. The performance targets for each named executive officer and the percentage of the individual portion of the cash bonus that is subject to each target are set forth in the table below:

Name	Individual Performance Objectives Relating To	Percentage of Cash Bonus Tied to Achievement
Ken Reali	• Clinical/Regulatory	• 30%
	• Surgeon Training	• 20%
	• Reimbursement	• 20%
	• Research & Development	• 10%
	• Operations Relocation	• 10%
	• Capital Management	• 10%
Stephanie Fitts	• Expand US Indication	• 20%
	• Support International Sales Expansion	• 20%
	• Support Op Excellence	• 20%
	• Document Control	• 20%
	• Regulatory Compliance	• 20%

Name	Individual Performance Objectives Relating To	Percentage of Cash Bonus Tied to Achievement
Frederic Feiler	• Surgeon Targetting	• 35%
	• Digital Media	• 15%
	• Document Control	• 15%
	• Surgeon Education	• 15%
	• Branding	• 15%
	• Product Launches	• 10%

Determination of 2013 Cash Bonus Amounts

Company Revenue Target Component

The Company achieved total revenue for fiscal year 2013 in an amount less than 83.33% of the Company revenue target for fiscal year 2013. As a result, no cash bonus was earned with respect to the Company revenue target component of the 2013 Cash Bonus Plan.

Cash and Investments Balance Target Component

The Company maintained a cash and investments balance as of the end of fiscal year 2013 in an amount that was more than the Company cash and investments balance target for fiscal year 2013. As a result, 100% of the cash bonus was earned with respect to the Company cash and investments balance target component of the 2013 Cash Bonus Plan.

Individual Performance Target Component

The following table sets forth our Compensation Committee’s determination with respect to the achievement of the individual performance targets by each of our named executive officers:

Name	Achievement of Individual Performance Objectives
Ken Reali	60%
Stephanie Fitts	100%
Frederic Feiler	85%

Calculation of Cash Bonuses

The following table sets forth the calculation of the cash bonuses payable to the named executive officers with respect to the 2013 Cash Bonus Plan in light of the achievement with respect to the Company and individual performance targets as described above:

Name	2013 Target Cash Bonus ($)	Company Revenue Target Component	Achievement Percentage	Company Cash and Investments Target Component	Achievement Percentage	Individual Performance Target Component	Achievement Percentage	Total Cash Bonus ($)
Ken Reali	200,000	50%	0%	25%	100%	25%	60%	80,000
Stephanie Fitts	75,000	50%	0%	25%	100%	25%	100%	37,500
Frederic Feiler	68,513	50%	0%	25%	100%	25%	85%	31,687

Long-Term Equity-Based Incentive Awards

We believe that equity ownership in the Company is important to align the financial interests of our executive officers with those of our stockholders and to provide our executive officers with long-term incentives to build value for our stockholders. We also believe that granting equity in the Company that vests over time promotes the long-term retention of our executive officers. Long-term equity grants are typically made to our executives pursuant to our 2007 Plan. The 2007 Plan generally allows our Board or Compensation Committee to issue long-term equity awards to our executives in the form of stock options, restricted stock, restricted stock units or stock appreciation rights. Equity grants are typically made to our executives at regularly scheduled meetings of our Board.

Historically, we have provided our executive officers with long-tem equity awards in the form of stock options. In accordance with the terms of the 2007 Plan, the exercise price of our options is set at the closing price of our common stock on NASDAQ on the grant date. We believe that stock options are an important element of total executive compensation because stock options:

•	Are consistent with our philosophy of aligning the compensation of our executive officers with the creation of value for our stockholders, as value is created for the executive only if the share price of our common stock increases during the option term;
•	Encourage the achievement of specific Company financial performance goals (separate of increases in the price of our common stock) that we believe are important to our long-term financial and operational success through the use of performance-based vesting provisions; and
•	Help retain key executives through the use of time-based vesting provisions that require vesting over a multi-year period.

Each executive officer was provided with an option grant when he or she joined us based upon his or her position with us, expected level of contribution, relevant prior experience and a review of comparable equity compensation data from other companies within the medical device industry. These initial grants typically vest over four years, and no shares vest before the one year anniversary of the date of the option grant. We spread the vesting of our options over four years to compensate executives for their contribution over a period of time and to more properly align the executive’s interests with our stockholders’ interests. We also utilize a four-year vesting schedule to ensure that the option grants provide meaningful retention qualities.

In addition to the initial option grants, our Board or Compensation Committee typically grants additional options each calendar year to our key employees, including our named executive officers. These additional grants are made to further incentivize our executives to perform in a manner that creates value for our stockholders, and to create an additional inducement for the executives to remain in the employ of the Company. These additional option grants generally vest over a period of four years for the reasons discussed above, although vesting conditions can vary with each grant in the discretion of the Board or Compensation Committee.

Option Grants in Fiscal Year 2013.  In fiscal year 2013, our Board approved option grants to certain key employees, including our named executive officers. The option grants to our named executive officers will vest as to 25% of the shares on the one year anniversary of the grant date, and then in 36 equal monthly installments thereafter such that the full amount of the grant will be vested four years following the grant date.

The following table sets forth the number of options that were granted to each of our named executive officers in fiscal year 2013:

Name	Total Option Shares
Ken Reali	243,918
Stephanie Fitts	20,000
Frederic Feiler	55,000

When determining the number of options to be granted to each named executive officer in fiscal year 2013, our Compensation Committee considered several factors that it deemed relevant, including the position and level of responsibility of the executives, our recent financial performance, the market price of our common stock on the grant date and an assessment of the aggregate number of options that our Compensation Committee believed we could reasonably afford to grant under the 2007 Plan in light of the shares remaining eligible for issuance under the plan. Our Compensation Committee also received input from Mr. Reali, our Chief Executive Officer. Our Compensation Committee did not assign a particular weight to any one factor in determining the amount of option grants, but instead applied a subjective approach in determining the amounts.

Perquisites and Other Benefits

We have a 401(k) plan for the benefit of all of our eligible employees, including our named executive officers. We do not provide for matching contributions under the 401(k) plan. We also provide health, dental, vision and life insurance and other customary employee assistance plans to all full-time employees, including our named executive officers. We do not provide any benefits that would be considered “perquisites” under the rules established by the SEC.

Developments for 2014 Compensation

On January 2, 2014, the Compensation Committee approved the terms of the 2014 Restricted Stock Unit Retention Program, or the RSU Program, and the grant of restricted stock units, or RSUs, to all of our executives and management pursuant to the RSU Program and the 2007 Plan. The Compensation Committee’s goals for adopting the RSU program are to (1) provide a collective retention plan via the use of RSUs for all key managers and individual contributors given the underwater status of almost all our outstanding stock options and (2) focus on near-term performance in addition to retention in order to minimize the risk of losing key talent. Each award amount equaled a number of stock-settled RSUs reflecting one times the employee’s current base salary at a target value of $3.00 per share of common stock. A portion of the RSU awards is subject to time-based vesting and a portion of the RSU awards is subject to performance-based vesting based on the achievement of certain comparative Company revenue performance criteria. Our Compensation Committee engaged Arnosti Consulting, Inc., or Arnosti, a compensation consultant, during 2013 to assist with developing the 2014 equity compensation plan structure for our executive officers. Our Compensation Committee did not rely on the information provided by Arnosti exclusively in designing and approving the RSU Program, nor did our Compensation Committee request Arnosti’s recommendations for the Company’s executive compensation for fiscal year 2013.

Employment and Severance Arrangements

Employment Agreements

We have not entered into any employment agreements with our employees.

Severance Agreements

In November 2011, our Compensation Committee approved and adopted a form of Employment Severance Agreement, which we refer to as the “Severance Agreement,” to be entered into with the Company’s executive officers, including each of our named executive officers, which we refer to as the “Eligible Officers.” Under the Severance Agreement, severance benefits are payable to an Eligible Officer, assuming the officer signs and complies with a release of claims in favor of the Company, if, during the term of the Severance Agreement and within 12 months after a Change of Control (as defined in the Severance Agreement) has occurred, the Eligible Officer’s employment is terminated by the Company as a result of an Involuntary Termination or a Resignation for Good Reason (each as defined in the Severance Agreement). Severance benefits under the Severance Agreement include: (i) the continuation of the Eligible Officer’s current base salary for a period of 12 months following termination of employment (the “Severance Period,” as defined in the Severance Agreement), provided that any such payment will be offset by the amount of any compensation the Eligible Officer receives during the Severance Period from the Company or another employer, or as an independent contractor; (ii) the vesting of all of the Eligible Officer’s unvested stock options (as well as the vesting of any unvested restricted stock units or stock appreciation rights that may then be outstanding) upon the 12 month anniversary of the Change of Control; and (iii) reimbursement for the Eligible Officer’s medical and dental benefits during the Severance Period. The purpose of the Severance Agreements is, among other things, to provide the Eligible Officers with enhanced financial security and sufficient incentive and encouragement to remain in the employ of the Company prior to and during the completion of a Change of Control.

On March 12, 2014, Mr. Feiler resigned from his position with us, effective as of April 15, 2014. In connection with his resignation, we entered a General Release and Severance Agreement, or the Release Agreement, with Mr. Feiler. Under the Release Agreement, Mr. Feiler is entitled to receive severance in the aggregate amount of $129,679.48, payable in equal installment payments in accordance with our payroll schedule in exchange for a standard release of claims. In addition, we will reimburse Mr. Feiler’s actual additional costs incurred for continued coverage under our group medical and dental benefit plans under COBRA currently offered to and elected by Mr. Feiler through December 31, 2014. The compensatory arrangements afforded under the Release Agreement are in lieu of any other compensation or benefits to which Mr. Feiler otherwise might be entitled, including without limitation under his Severance Agreement.

Treatment of Equity Awards Upon a Change in Control

For all grants under our 2000 Stock Incentive Plan since October 2007, and for all grants under the 2007 Plan, upon a change in control event, defined as a merger, sale of a majority of our voting stock, sale of all or substantially all of our assets, or liquidation or dissolution of the Company, each outstanding award will be treated as our Compensation Committee determines, including whether the successor corporation or its parent or subsidiary will assume or substitute an equivalent award for each outstanding award. Our Compensation Committee is not required to treat all awards similarly. If there is no assumption or substitution of outstanding awards, the awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and the awards will become fully exercisable. In addition, if the outstanding awards are assumed or substituted by an acquiring entity and the holder of the options is terminated without cause, as defined in the 2007 Plan, within 12 months after the change of control transaction, their awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and the awards will become fully exercisable.

Nonqualified Deferred Compensation

None of our named executive officers participate in non-qualified defined contribution plans or other deferred compensation plans maintained by us. Our Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if our Compensation Committee determines that doing so is in our best interests.

Accounting and Tax Considerations

Effective January 1, 2006, we adopted the fair value provisions of Financial Accounting Standards Board ASC Topic 718 — Stock Compensation. Under FASB ASC Topic 718 — Stock Compensation, we are required to estimate and record an expense for each award of equity compensation (including stock options) over the vesting period of the award.

Section 162(m) of the Code limits the amount that we may deduct for certain compensation paid to our Chief Executive Officer and the three other highest-paid executive officers (other than the Chief Financial Officer) to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based compensation.” In the past, annual cash compensation to our executive officers has not exceeded $1,000,000 per person, so the compensation has been deductible. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1,000,000.

Summary Compensation Table

The following table sets forth summary compensation information for our Chief Executive Officer for the years ended December 31, 2013 and December 31, 2012 and for our other two most highly compensated executive officers during the past fiscal year for the fiscal year ended December 31, 2013. We refer to these persons as our “named executive officers” elsewhere in this report.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Nonequity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Ken Reali President, Chief Executive Officer	2013	400,000	—	355,145	80,000	—		835,145
	2012	370,000	90,000	352,800	99,975	—		912,775
Stephanie Fitts Vice President of Regulatory, Quality and Compliance	2013	250,000	—	29,120	37,500	79,875	(4)	393,790

Frederic Feiler(5) Vice President of Marketing	2013	228,375	—	80,080	31,687	—		340,142

(1)	The amounts in this column represent the dollar amount of the cash bonuses paid to our named executive officers under our retention bonus plan.
(2)	The amounts in this column represent the grant date fair value of the option awards recognized by us as an expense for financial accounting purposes in accordance with FASB ASC Topic 718 and exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the fair value of the option awards are set forth in note 8 of our audited financial statements for the fiscal year ended December 31, 2013 included in the Annual Report.
(3)	The amounts in this column represent the dollar amount of the cash bonuses paid to our named executive officers under the 2013 Cash Bonus Plan and 2012 Cash Bonus Plan.
(4)	Comprises $79,245 for reimbursement of relocation expenses and $630 in life insurance premiums paid on behalf of Ms. Fitts during fiscal year 2013.
(5)	Mr. Feiler resigned from his position with us, effective as of April 15, 2014.

Outstanding Equity Awards at Fiscal Year-End for 2013

The following table lists the outstanding equity awards held by our named executive officers as of December 31, 2013.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price	Option Expiration Date(2)
Ken Reali	1/12/2010	220,050	4,950		$3.34	1/12/2020
	1/12/2010	73,350	1,650		$3.34	1/12/2020
	2/22/2011	35,380	14,620		$3.54	2/22/2021
	2/22/2011	28,434	4,900	(3)	$3.54	2/22/2021
	1/25/2012	95,837	104,163		$2.83	1/25/2022
	3/1/2013	—	243,918		$2.22	3/1/2023
Stephanie Fitts	9/19/2012	18,750	41,250		$2.47	9/19/2022
	3/1/2013	—	20,000		$2.22	3/1/2023
Frederic Feiler	11/8/2006	18,000	—		$1.11	11/8/2016
	4/2/2008	20,000	—		$12.43	4/2/2018
	3/12/2010	9,364	636		$3.63	3/12/2020
	8/2/2010	33,296	6,704		$2.51	8/2/2020
	2/22/2011	7,575	1,314	(3)	$3.54	2/22/2021
	2/22/2011	9,427	3,906		$3.54	2/22/2021
	1/25/2012	19,168	20,832		$2.83	1/25/2022
	3/1/2013	—	55,000		$2.22	3/1/2023

(1)	Unless otherwise noted, all options vest at the rate of 25% on the first anniversary of the option grant and in 36 equal monthly installments thereafter, such that the options are fully vested 48 months following the option grant date.
(2)	All stock option grants have a 10-year term.
(3)	The vesting of these stock options was initially tied to the achievement of specified Company performance milestones for fiscal year 2011. Upon achieving such milestones, the portion of the option subject to the milestones are subject to vesting as to 25% of the shares on the one year anniversary of the date of grant, and then in 36 equal monthly installments thereafter, such that the options are fully vested 48 months following the option grant date.

Equity Compensation Plan Information

The following table provides information relating to our equity compensation plans as of December 31, 2013.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	3,985,590	$3.31	4,222,317	(1)
Equity compensation plans not approved by stockholders	—	—	—
Total	3,985,590	$3.31	4,222,317	(2)

(1)	The number of securities remaining available for future issuance includes securities under the following plans in the amounts indicated: the 2007 Plan — 3,921,801 shares (all of which are available for issuance in the form of restricted stock, restricted stock units or stock appreciation rights); and our 2007 Employee Stock Purchase Plan — 300,516 shares.
(2)	Our Board’s Compensation Committee approved the award of 3,055,997 RSUs pursuant to the RSU program on January 2, 2014, decreasing the number of securities remaining available for future issuance under the 2007 Plan to 865,804 shares and the number of securities remaining available for future issuance under all equity compensation plans to 1,166,320.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has elected to engage PricewaterhouseCoopers LLP an independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2014. PricewaterhouseCoopers acted as our independent registered public accounting firm for the fiscal years ended December 31, 2013 and 2012.

Although we are not required to submit the selection of independent registered public accountants for stockholder approval, if the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in our best interests.

Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following is a summary of the fees billed to us by PricewaterhouseCoopers for professional services rendered for the fiscal years ended December 31, 2013 and December 31, 2012. The amounts billed for the fiscal year ended December 31, 2012 were for work performed for TranS1 Inc.:

Fee Category	Fiscal 2013 Fees	Fiscal 2012 Fees
Audit Fees	$714,500	$321,566
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	$1,800	$1,800
Total Fees	$716,300	$323,366

Audit Fees.   We paid PricewaterhouseCoopers fees in the aggregate of $714,000 and $321,566 for the fiscal years ended December 31, 2013 and December 31, 2012, respectively, for professional services rendered for the audits of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, assistance with and review of documents filed with the SEC, including those filed in relation to the May 31, 2013 merger with Baxano and services that generally only the principal auditor can reasonably provide to a client.

Audit-Related Fees.  We did not pay any fees to PricewaterhouseCoopers for assurance and related services by the independent registered public accounting firm reasonably related to the performance of the audit or review of our financial statements for the fiscal years ended December 31, 2013 or December 31, 2012.

Tax Fees.  We did not pay any fees to PricewaterhouseCoopers for professional services for tax compliance, tax planning and tax advice for the fiscal years ended December 31, 2013 or December 31, 2012.

All Other Fees.  We paid PricewaterhouseCoopers an annual fee of $1,800 in 2013 and $1,800 in 2012 for a computer program used to research technical accounting issues.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent registered public accounting firm provides audit service detail in advance of the meeting of the Audit Committee held during the first calendar quarter of each year, outlining the scope of the audit and audit related fees. If agreed to by the Audit Committee, an engagement letter is formally accepted by the Audit Committee.

All of the services provided by PricewaterhouseCoopers described in the table above were approved by the Board or the Audit Committee.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the Audit Committee Report set forth below shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any such filing.

The Audit Committee is responsible for overseeing the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. The Audit Committee serves a board level oversight role where it oversees the relationship with the independent registered public accounting firm, as set forth in the Audit Committee charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the independent registered public accounting firm on the basis of the information it receives, discussions with the auditor, and the experience of the committee’s members in business, financial and accounting matters. Management is responsible for (a) the preparation, presentation and integrity of the Company’s financial statements; (b) accounting and financial reporting principles; and (c) the Company’s internal control over financial reporting and disclosure controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements relating to the fiscal year ended December 31, 2013 with PricewaterhouseCoopers and the Company’s management;
2.	The Audit Committee has discussed with PricewaterhouseCoopers, the Company’s independent registered public accounting firm, the matters required by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees;
3.	The Audit Committee has received written disclosures and a letter from PricewaterhouseCoopers, required by the applicable rules of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers its independence; and
4.	Based on the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The foregoing report is provided by the undersigned members of the Audit Committee.

Respectfully submitted,

David Simpson, Chairperson
Jeffrey Fischgrund, M.D.
Roderick A. Young

PROPOSAL NO. 3

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
FROM 75,000,000 TO 150,000,000

Overview

On February 6, 2014, our Board of Directors adopted a resolution approving an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000 and recommending that the increase of authorized shares amendment be submitted to our stockholders for approval. The text of the proposed amendment is attached to this Proxy Statement as Annex A.

If this amendment is approved by our stockholders, the increase in the number of our authorized shares of common stock will be effective when the amendment to our Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

In connection with our March 2014 offering of securities described in Proposal No. 4, certain of our directors, executive officers, and other existing institutional investors delivered voting agreements, or the Voting Agreements, pursuant to which each such stockholder agreed to vote shares beneficially held by the stockholder in favor of Proposal Nos. 3 and 4. Collectively, holders of approximately 26.1% of the outstanding shares of our common stock as of the Record Date have agreed to vote in favor of Proposal Nos. 3 and 4 pursuant to the Voting Agreements.

Reasons for the Proposal

Currently, we are authorized to issue 75,000,000 shares of common stock, $0.0001 par value per share. Of the 75,000,000 common shares authorized, as of March 10, 2014, there were 47,166,064 shares issued and outstanding, 7,707,628 shares reserved for issuance upon the exercise of outstanding options, warrants and other securities convertible into shares of common stock, and 6,395,327 shares reserved for future award and issuance under our equity compensation plans and for issuance pursuant to our equity line financing arrangement with Lincoln Park Capital Fund, LLC. Consequently, we have approximately 13,730,981 common shares available for future issuance that are not reserved for another purpose.

The Board believes that it is in our best interest to increase the number of authorized shares of common stock, and thereby make additional shares available for issuance, to provide the Company with flexibility in considering and planning for future corporate needs, including, but not limited to, financing transactions, such as public or private offerings of common stock or convertible securities, acquisitions or other strategic transactions, as well as other general corporate transactions. Given the limited potential market value of authorized shares of our common stock that are currently available for issuance, we are constrained from raising additional equity capital or pursuing future corporate transactions that may be in our and our stockholders’ best interests. If stockholder approval is not received for this proposal, we likely will be required to seek further debt financings in the near future to fulfill our capital requirements, which financings may be unavailable to us or available only on unfavorable terms. Other purposes for which our newly authorized shares could be used at some point in the future include, among other things, the use of additional shares for our equity compensation plans (subject to stockholder approval in accordance with NASDAQ rules), the declaration of stock splits, stock dividends or distributions, and other bona fide corporate purposes.

We have also entered into definitive agreements with respect to our March 2014 offering of securities described in Proposal No. 4 below, pursuant to which we agreed to seek, and use our best efforts to obtain, stockholder approval of an amendment to our Certificate of Incorporation to increase our authorized shares of common stock. We currently do not have sufficient authorized and unissued shares of common stock to satisfy our obligations to issue the full amount of securities contemplated in the Offering. Upon stockholder approval of this Proposal No. 3 and Proposal No. 4, a portion of the newly authorized shares will be reserved for issuance pursuant to the Offering.

Effects of the Proposal

If the amendment to our Certificate of Incorporation is approved by the stockholders, the additional common shares authorized by the amendment may be issued from time to time upon authorization by the Board of Directors, without further approval by the stockholders unless required by applicable law, rule or regulation. Shares may be issued for such consideration as the Board of Directors may determine and as may be permitted by applicable law. In addition, a portion of the newly authorized shares will be reserved for issuance in connection with our March 2014 offering of securities described below if Proposal No. 4 also receives stockholder approval.

The terms of additional shares of common stock will be identical to those of our currently outstanding shares of common stock. However, because holders of our common stock have no preemptive rights to purchase or subscribe for any of our unissued stock, the issuance of any additional shares of common stock authorized as a result of the increase in the number of authorized shares of common stock, including pursuant to our March 2014 offering of securities, may substantially reduce the current stockholders’ percentage of ownership interest in the total outstanding shares of common stock.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 TO 150,000,000.

PROPOSAL NO. 4

APPROVAL OF OUR MARCH 2014 OFFERING OF SECURITIES

Overview

On March 11, 2014, we entered into a Securities Purchase Agreement providing for the issuance, in a private placement, of $9,993,680 in aggregate principal amount of subordinated convertible debentures, or the Debentures, together with warrants to purchase shares of our common stock, or Warrants, to certain institutional investors. We refer to the offering of our Debentures and Warrants, collectively, as the Offering. The closing of the full amount of securities contemplated in the Offering is subject to stockholder approval of the Offering as described in this Proposal No. 4, as well as stockholder approval of the increase in the number of shares of our authorized common stock as described in Proposal No. 3.

The three-year Debentures will be convertible into shares of our common stock at an initial conversion price of $1.06 per share, for an aggregate of approximately 9,428,000 shares of our common stock. In connection with the purchase of the Debentures, the investors will receive five-year Warrants to purchase an aggregate of approximately 9,428,000 shares of our common stock, which will be exercisable immediately upon issuance at an exercise price of $1.19 per share. The Debentures bear interest at a rate of 6% per annum, payable monthly in cash or, at our discretion provided certain conditions are met each payment period, in shares of our common stock at a price equal to 90% of a calculated market price per share.

Under certain circumstances, including, among other things, our breach of the Debentures, Warrants or other transaction documents, failure to timely register or keep registered the common stock issuable in the Offering, and failure to remain listed on NASDAQ, each investor may require redemption of all or any part of such investor’s Debentures in cash at 110% of the outstanding balance of the Debentures. The Debentures are subordinated to our credit facility from Hercules Technology Growth Capital, Inc., or Hercules, and, pursuant to a Subordination Agreement with Hercules, cash payments by us to the investors under the transaction documents related to the Offering are subject to a $1.5 million cap for so long as the Hercules credit facility remains outstanding (with any amounts in excess of that cap to be held in abeyance for the investors until the Hercules credit facility is no longer outstanding). The Debentures contain customary debt instrument covenants and representations, including limitations on dividends, distributions, debt, contingent obligations, liens, loans, divestitures, and changes in nature of the business, as well as cross default provisions with respect to the Hercules credit facility. The Debentures contain no financial covenants.

For one year after the date of issuance, the conversion price of the Debentures and the exercise price of the Warrants are subject to adjustment upon the issuance of any common stock or securities convertible into common stock below the then-existing conversion or exercise price, as applicable, subject to certain exceptions. In the event of certain change in control transactions, the holders of the Debentures and Warrants will be entitled to (i) receive upon conversion or exercise the same kind and amount of securities, cash or property which the holders would have received had they converted or exercised their Debentures or Warrants, as applicable, immediately prior to such transaction and (ii) have their securities assumed by the surviving entity. In addition, if such a transaction involves cash consideration, is a going private transaction, or involves securities not listed on the NYSE or NASDAQ, the holders of the Warrants will be entitled to have their Warrants repurchased at a calculated Black-Scholes value of such Warrants at any time within 60 days after the transaction. Subject to limited exceptions, we will not permit the conversion of the Debentures or exercise of the Warrants of any investor, if after such conversion or exercise such investor would beneficially own more than 4.99% of our outstanding shares of common stock.

If stockholder approval is not obtained, each investor will be permitted to elect one (but not both) of the following: (i) to purchase Debentures in any amount up to and including that investor’s initial commitment amount, while receiving no Warrants or (ii) to receive 10% of that investor’s initial commitment amount in shares of our common stock, based on a price per share of 90% of a calculated market price on the date prior to the Annual Meeting. To the extent stockholder approval has not been obtained, the total issuances of common stock pursuant to the Offering will be subject to a cap of 19.99% of our pre-transaction outstanding common stock pursuant to NASDAQ rules.

Assuming that stockholder approval is obtained, we estimate that the net proceeds from the Offering will be approximately $8.9 million, which we will use primarily for the development and launch of our AvanceTM pedicle screw system and for other working capital and general corporate purposes. If stockholder approval is not obtained, we may receive a lesser amount of net proceeds, or no net proceeds, from the Offering. The closing of the Offering is expected to occur within the five trading days following the date of the Annual Meeting.

The sale of the securities described above will be offered and sold to accredited investors in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Regulation D promulgated thereunder. As part of the Offering, we have entered into a registration rights agreement with the investors pursuant to which we have agreed to file a registration statement with the SEC to register the resale of all shares of common stock issuable in the Offering within 10 days of the closing of the Offering, and to use our commercially reasonable efforts to cause such registration statement to be declared effective by the SEC not later than 30 days after the closing (or 60 days if the SEC comments upon the registration statement). We are subject to the payment of liquidated damages in the event we fail to meet any of these deadlines.

Certain of our directors, executive officers, and other existing institutional investors delivered Voting Agreements pursuant to which each such stockholder agreed to vote shares beneficially held by the stockholder in favor of Proposal Nos. 3 and 4. Collectively, holders of approximately 26.1% of our outstanding shares of common stock as of the Record Date have agreed to vote in favor of Proposal Nos. 3 and 4 pursuant to the Voting Agreements.

Reasons for the Proposal

The Board believes that it is in our best interest to complete the Offering of Debentures and Warrants to ensure that we have sufficient capital to fund our operations. In connection with the Offering, we have agreed to seek, and use our best efforts to obtain, stockholder approval for the issuance of the securities pursuant to the Offering. If stockholder approval is not obtained, each investor will be permitted to make the election described above, which could result in our receiving a lesser amount of net proceeds than anticipated, or no net proceeds, from the Offering.

Certain other adverse consequences could result from our failure to obtain stockholder approval for this Proposal No. 4. Because our common stock is listed on the NASDAQ Global Market, we are required to obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance is at a discount to market value and represents 20% or more of our outstanding common stock prior to the transaction. The Offering of Debentures and Warrants as contemplated upon stockholder approval involves the issuance of more than 20% of our outstanding common stock prior to the Offering, and therefore requires stockholder approval under NASDAQ rules. While the Offering is structured to comply with NASDAQ rules whether or not stockholder approval is obtained, we will only receive the full benefit of the Offering if we are able to issue both the Debentures and the Warrants upon stockholder approval. Without stockholder approval, any issuances of common stock pursuant to the Debentures (should any investor elect to purchase Debentures) will be subject to the NASDAQ 20% issuance cap described above. As a result, the investors may be more likely to hold the Debentures until maturity and receive payment in cash instead of shares of common stock. In addition, if stockholder approval is not obtained, no Warrants will be issued to the investors, which would deprive us of the proceeds that we might otherwise have received upon exercise of the Warrants. Therefore, the Board believes that completing the Offering with the requested stockholder approval is critical to maintaining our cash position.

Effects of the Proposal

If the Offering is approved by the stockholders, the Company expects to close the Offering of Debentures and Warrants within five trading days of the Annual Meeting for gross proceeds of $9,993,680.

The terms of shares of our common stock issuable under the Debentures and Warrants will be identical to those of our currently outstanding shares of common stock. However, because holders of our common stock have no preemptive rights to purchase or subscribe for any of our unissued stock, such issuances may substantially reduce the current stockholders’ percentage of ownership interest in the total outstanding shares of common stock.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR MARCH 2014 OFFERING OF SECURITIES.

PROPOSAL NO. 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting stockholder approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules. In accordance with Section 14A of the Exchange Act, we annually provide our stockholders with an advisory vote on the compensation of our named executive officers. As an advisory vote, this proposal is not binding upon the Board or the Compensation Committee. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

We urge stockholders to carefully read the “Executive Compensation” section of this Proxy Statement beginning on page 18, which describes how our executive compensation policies and procedures operate and the decisions made by our Compensation Committee with respect to the compensation paid to our named executive officers in 2013. Our Board and our Compensation Committee believe that the compensation policies and procedures described in this Proxy Statement are effective in achieving our compensation objectives.

Therefore, we ask our stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers of Baxano Surgical, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the compensation tables and the related narrative disclosure.”

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

ADDITIONAL INFORMATION

Copies of our Annual Report on Form 10-K for the year ended December 31, 2013, including financial statements and schedules, are available on our website at www.baxanosurgical.com and will be provided upon written request, without charge, to any person whose proxy is being solicited. Written requests should be made to Baxano Surgical, Inc. at our principal executive offices located at 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615, Attention: Corporate Secretary.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any business at the Annual Meeting. If any other matter or matters are properly brought before the Annual Meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD

/s/ Ken Reali

Ken Reali
President and Chief Executive Officer

Raleigh, North Carolina
March 24, 2014

ANNEX A

FORM OF
CERTIFICATE OF AMENDMENT
OF FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF BAXANO SURGICAL, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

It is hereby certified that:

l.	Baxano Surgical, Inc. is a corporation formed under the laws of the State of Delaware, and its Certificate of Incorporation was originally filed in the office of the Secretary of State on May 5, 2000 (originally incorporated as “Axiamed, Inc.”).
2.	The Fifth Amended and Restated Certificate of Incorporation is hereby amended by deleting the text of Section A of Article 4 in its entirety and replacing it with the following:
A.	Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which this Corporation has authority to issue is One Hundred Fifty-Five Million (155,000,000) shares. One Hundred Fifty Million (150,000,000) shares shall be designated Common Stock, $0.0001 par value per share, and Five Million (5,000,000) shares shall be designated Preferred Stock, $0.0001 par value per share.
3.	This amendment to the Fifth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
4.	All other provisions of the Fifth Amended and Restated Certificate of Incorporation shall remain in full force and effect.

The undersigned is signing this certificate on            , 2014.

Ken Reali
President and Chief Executive Officer

A-1